                                                                   EXHIBIT 10.13

                         CUSTOM INSTRUMENT DEVELOPMENT
                        AND COMMERCIALIZATION AGREEMENT

                                    between

    The R.W. Johnson Pharmaceutical Research Institute, a Division of Ortho-McNeil Pharmaceutical, Inc., PE Biosystems Division of The Perkin-Elmer
                    Corporation and ACLARA BioSciences, Inc.


                             As of October 1, 1998




Signed March, 1999
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                                        Table of Contents


SECTION                                 TITLE                                                                      PAGE #

RECITALS..........................................................................................................   1
1.   Definitions..................................................................................................   2
2.   Description and Elements of the Project......................................................................  10
     2.1  Goals, Level of Effort and Cooperation..................................................................  10
          2.1.1     Goals.........................................................................................  10
          2.1.2     Notice of Achievement of Goals................................................................  11
          2.1.3     Cooperation and Obligation to use Commercially Reasonable Efforts.............................  11
          2.1.4     Minimum Number of FTEs........................................................................  12
     2.2  Research Plan...........................................................................................  12
     2.3  Milestones..............................................................................................  12
     2.4  Functional Requirements.................................................................................  12
     2.5  Certain Responsibilities of PRI.........................................................................  13
3.   Reports......................................................................................................  13
4.   Steering Committee and Project Structure; Third Party Licenses...............................................  13
     4.1  Steering Committee......................................................................................  13
          4.1.1     Steering Committee Structure and Role.........................................................  13
          4.1.2     Steering Committee Proceedings................................................................  14
     4.2  Project Structure.......................................................................................  15
4A.  Third Party Licenses and Steering Committee Approval of Third Party Licenses.................................  15
5.   Deliverables.................................................................................................  17
     5.1  Prototypes..............................................................................................  17
     5.2  Commercial Instruments..................................................................................  17
     5.3  Microfluidic Chips......................................................................................  19
          5.3.1     Purchase Rights...............................................................................  19
                    5.3.1.1   Pricing.............................................................................  19
                    5.3.1.2   Pricing Assumptions.................................................................  20
          5.3.2     Inability or Determination not to Manufacture Chips; License to PRI...........................  20
          5.3.3     Expiration of License.........................................................................  22
          5.3.4     Minimum and Maximum Quantities................................................................  22
          5.3.5     Use of Chips..................................................................................  23
          5.3.6     Supply Agreement..............................................................................  23
     5.4  General Terms of Sale...................................................................................  23
     5.5  Post Delivery Installation, Training, Support and Service...............................................  24
          5.5.1     Basic Prototype Support and Service...........................................................  24
          5.5.2     Extent of Support, Training and Service for Prototypes........................................  25
          5.5.3     Support For Commercial Instruments............................................................  26
     5.6  Quarterly Reports and Final Report......................................................................  26

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

          6.   Project Funding and Levels of Effort..............................................................   26
          7.   Exclusive Right...................................................................................   27
          8.   Intellectual Property.............................................................................   28
               8.1  Intellectual Property Ownership and Rights...................................................   28
          9.   Responsibility for Certain Matters, Indemnification...............................................   29
               9.1  Injury to Employees; Responsibility for Certain Matters......................................   29
               9.2  Indemnity by PRI in connection with Use of Devices and Substances............................   30
               9.3  Patent and Copyright Indemnification.........................................................   31
          10.  Confidentiality...................................................................................   32
          11.  Term and Termination..............................................................................   33
          12.  Relationship of the Parties.......................................................................   36
          13.  Publicity.........................................................................................   37
          14.  No Implied Licenses or Other Intellectual Property Rights.........................................   37
          15   Limitation of Liability...........................................................................   37
          16.  No Guarantees or Warranties.......................................................................   37
          17.  Several Liability of PE and ACLARA................................................................   38
          18.  Other Work........................................................................................   38
          19.  Prohibition on Hiring.............................................................................   38
          20.  Force Majeure.....................................................................................   38
          21.  Expenses..........................................................................................   38
          22.  Severability......................................................................................   38
          23.  Performance of Work by Affiliates of PE...........................................................   39
          24.  Low Throughput Devices............................................................................   39
          25.  Due Authority and Execution.......................................................................   41
          26.  Documentation.....................................................................................   41
          27.  Dispute Resolution................................................................................   41
               27.1 Steering Committee...........................................................................   41
               27.2 Other Controversies and Claims...............................................................   41
          28.  Notices...........................................................................................   42
          29.  Counterparts......................................................................................   43
          30.  Waiver............................................................................................   43
          31.  No Third Party Beneficiaries......................................................................   43
          32.  Miscellaneous.....................................................................................   43

Exhibit 2.2.1  Current Molar Consumption of Screening Targets, Chemical Libraries and Substrates.................   45
Exhibit 2.2    Research Plan.....................................................................................   46
Exhibit 2.3    Project Milestones................................................................................   49
Exhibit 5.3    Statement of Year 2000 Conformity A Year 2000 Readiness Disclosure................................   51

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
         CUSTOM INSTRUMENT DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

This Development and Commercialization Agreement ("Agreement"), effective as of October 1, 1998 (the "Effective Date"), is by and between The R.W. Johnson Pharmaceutical Research Institute, a Division of Ortho-McNeil Pharmaceutical, Inc., a Delaware corporation (hereinafter referred to as "PRI"), having a business address at 920 U.S. Route 202, Raritan, New Jersey 08869, PE Biosystems Division of The Perkin-Elmer Corporation, having a business address at 500 Old Connecticut Path, Framingham, MA 01701 (hereinafter referred to as "PE"), and ACLARA BioSciences, Inc., a Delaware corporation have a business address at 3906 Trust Way, Hayward, California 94545-3716 (hereinafter referred to as "ACLARA"). PRI, PE and ACLARA are referred to in this Agreement individually or collectively as Party or Parties, as the case may be.

                                    RECITALS

     A. PE and ACLARA collectively have expertise in the separation and analysis of biological molecules, drug discovery instrumentation and automation, and in the design, development and manufacture of devices, plastics and polymers for electric field driven fluidics on microchannels and the detection and quantitation thereof.

     B. PE, ACLARA and PRI each represent that as of the date of execution of this Agreement, to the best of each of their knowledge, respectively, there are no patents that would prevent PE or ACLARA from making, using, or selling the devices contemplated in this Agreement.

     C. PRI has expertise in the high throughput screening of compounds for drug discovery and has been investigating and will continue to investigate alternative systems for such high throughput screening for drug discovery.

     D. PerSeptive Biosystems, Inc., a Center of Excellence of PE, and PRI are parties to a Custom Instrument Development and Feasibility Agreement dated as of January 31, 1997, as amended (the "PE Feasibility Agreement") and certain letter agreements dated May 21, 1998 and December 23, 1998 providing for the payment of certain funds (the "Interim Research and Activities Funding and Initial Funds Agreements"), and ACLARA and PRI are parties to a Feasibility Agreement dated February 14, 1997 and an Amended and Restated Feasibility Agreement dated as of March 26, 1998 (the "ACLARA Feasibility Agreement"), (collectively, the "Feasibility Agreements"), pursuant to which, among other things, PE and ACLARA performed research and development work and explored and developed technology relevant to

                                       1
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the design, development and manufacture of devices for electric field driven fluidics on microchannels for the high throughput screening of compounds for drug discovery.

     E. PRI has elected to enter into this Agreement with PE and ACLARA, pursuant to which, subject to the terms and conditions of this Agreement, PE and ACLARA will undertake the project (the "Project"), as more fully described herein.

     F. PRI on the one hand, and PE and ACLARA on the other, intend to negotiate a Microfluidic Chip supply agreement, as more fully set forth in
Section 5.3.6, setting forth terms and conditions called for by this Agreement and other terms and conditions to be negotiated (the "Microfluidic Chip Supply Agreement").


                                   AGREEMENT

     NOW, THEREFORE, in consideration of the above premises and the covenants set forth in this Agreement, the Parties agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have been meanings ascribed to them below.

     1.1 "Affiliate" shall mean any corporation, firm, partnership or other entity, whether de jure or de facto, which directly or indirectly owns, is owned by or is under common ownership with a Party to this Agreement, as the case may be, to the extent of at least fifty percent of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of the entity.

     1.2 "Chip Price Time Periods" shall have the meaning set forth in Section 5.3.1.

     1.3 "Commercial Instrument" shall mean an HTS Chip Device that PE determines in its sole discretion is suitable for Commercial Sale to general customers with PE's customary limited warranties, and that has been designated as a "Commercial Sale Ready" instrument in accordance with PE's customary policies and procedures, and that substantially meets the Functional Requirements.

     1.4  "Developments" shall have the meaning set forth in Section 1.16.

     1.5 "Effective Date" shall have the meaning set forth in the first paragraph of this Agreement.

     1.6  "Exclusive Right" shall have the meaning set forth in Section 7.

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     1.7  "Exclusive Right Period" shall mean the period commencing as of the
     Effective Date and ending on (i) the date this Agreement is terminated if this Agreement is terminated prior to September 30, 2000, (ii) September 30, 2001 if this Agreement is not terminated prior to September 30, 2000 and (a) the Term of the Project has not been extended pursuant to Section 11, or (b), if the Term of the Project has been extended pursuant to
     Section 11, and the Goals of the Project have not been achieved during such extension, or (iii) if this Agreement is not terminated prior to September 30, 2000 and the Term of the Project has been extended pursuant to Section 11, and the Goals of the Project have been achieved during such extension, the date that is one year after the last day of the Term of the Project, but in any event no later than March 31, 2002. Notwithstanding the foregoing, if this Agreement is terminated by PRI pursuant to Section 11.3, and PRI has paid and pays all sums due and owing up to the effective date of termination, the Exclusive Right Period shall be (A) the six month period beginning with the effective date of termination if the notice of termination is given on or prior to September 30, 1999 or (B) the one year period beginning with the effective date of termination if the notice of termination is given on or after October 1, 1999 but prior to the end of the Term of the Project, but in any event the Exclusive Right Period shall end no later than March 31, 2002.

     1.8  "Extended Special Rights Period" shall have the meaning set forth in
     Section 5.3.1.1(iii).

     1.9 "Feasibility Agreements" shall have the definition set forth in Whereas Clause D above.

     1.9A "force majeure" shall have the meaning set forth in Section 20.

     1.10 "Functional Requirements" shall have the meaning set forth in Section 2.4.

     1.11 "Fully Burdened Manufacturing Cost" shall mean the "fully burdened manufacturing cost" of a product or service as calculated in accordance with general accepted accounting principles and the generally applied principles, policies and procedures of the Party finally manufacturing the product or performing the service. In general, fully burdened manufacturing cost shall include the following:

          (i) Material Cost, which shall mean the prices paid for raw material components and purchased finished goods which are purchased from outside vendors as well as any freight and duty where applicable. Material Cost includes the quantity of the components included in the bill of material times the purchase price and the waste factor (i.e., scrap percentage) included in the bill of materials. It also includes the normal quality assurance sample quantity which is included in the bill of materials.

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     (ii)      Direct Labor Costs, which shall mean the standard labor hours required for an operation according to standard operating procedures multiplied by the direct labor rate for work centers within the relevant manufacturing operating unit.

     (iii) Overhead costs, which shall mean other costs associated with the operating unit(s) manufacturing a product, provided, however, that such Overhead Costs shall exclude costs associated with unused manufacturing capacity (unless such unused manufacturing capacity is allocated principally to the manufacture of the product in question) and any administrative costs (except as provided below) other than indirect labor of the manufacturing department specifically attributable to the product in question. PE and ACLARA agree that they shall allocate manufacturing capacity reasonably, based upon business factors and projections, and not for the purpose of creating idle manufacturing capacity to artificially increase the amount of Overhead Costs. Overhead Costs shall include expenses associated with quality assurance, manufacturing and engineering associated with the operating unit(s) manufacturing product and shall include depreciation and property taxes associated with the plant(s) manufacturing a product. These costs shall be allocated to each product line in such operating unit(s) or plant(s) whichever is applicable, based on specific criteria consistent with the standard operating procedures for each product and work center overhead rates of the Party performing the work determined and allocated in a manner consistently applied within and across its operating units. Overhead Costs shall also include the fully loaded allocation of the facility costs (such as, without limitation, rent, taxes, heat, electricity and maintenance) dedicated to manufacture the product and the allocated costs of manufacturing administration.

     (iv)      Manufacturing Variances, which shall include:

               (1) Purchase Price Variance, which shall mean the difference between the actual price paid the vendor versus the standard cost of such material, times the quantity received.

               (2) Spending Variance, which shall mean the difference between actual department spending and the budgeted spending included in Fully Burdened Manufacturing Cost for the relavent manufacturing operating unit.

               (3) Absorption volume variances, which shall mean the difference between actual product hours earned (or units produced) and the hours budgeted for the period (or projected production units used) in the


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               development of Fully Burdened Manufacturing Costs times the standard labor and overhead content of those units.

               (4) Material usage, which shall mean the difference between the actual quantity of component raw materials or work-in-process used in the production of work-in-process or finished goods versus the standard quantity included in the bill of materials times the standard cost of the component or work-in-process item.

               (5) Rework, which shall mean the additional standard cost of components or work-in-process items used to turn rejected inventory into usable inventory. No labor or overhead rate is assigned to rework orders, only the additional value of the inventory which is issued to the other. Additionally, no production/absorption credit is generated for rework orders since the credit was already generated the first time the production occurred.

          (v) The purchase of any capital item reasonably required by PE or ACLARA to manufacture shall be PE's or ACLARA's obligation and responsibility, as the case may be, except to the extent the depreciation or amortization thereof is, according to generally accepted accounting principles, properly included in manufacturing cost.

          (vi) During such periods as Microfluidic Chips and/or Commercial Instruments are being manufactured for general commercial sale to the public, but not at any other time, PE's and ACLARA's costs associated with failed batches or batches that fail to meet Product Specification in excess of the "yield factor" established from time to time in connection with the manufacture of Microfluidic Chips or Commercial Instruments, as the case may be, except where such failure is attributable to PRI, shall not be included in the definition of Standard Manufacturing Cost.

          (vii) In the event that a Party, at its option, does not implement a standard costing system, then the Parties will agree to a definition for Fully Burdened Manufacturing Cost that makes reasonable allowances for the above factors and meets generally accepted accounting procedures.

     1.12 "Fully Burdened Chip Manufacturing Cost".

          1.12.1 If Microfluidic Chips are manufactured or finally assembled and processed by ACLARA or PE, Fully Burdened Chip Manufacturing Cost shall mean the Fully Burdened Manufacturing Cost of a Microfluidic Chip, plus an appropriate portion of total manufacturing company's G&A costs and interest expense allocated to the chip manufactured for PRI incurred during the calendar quarter in which the chip furnished to PRI was manufactured. The formula for determining the amount of G&A costs and interest expense to be added to the price of each chip shall be set forth in the Microfluidic Chip Supply Agreement, which formula shall incorporate the following factors: (i) G&A costs shall mean costs not directly applicable to the production of product, excluding R&D, such as, without limitation, executive compensation, general accounting, secretarial, public relations, human resources and legal, and similar costs having to do with the overall, general administration of the organization as a whole; and (ii) interest expense shall mean interest and finance charges that are recorded as such on the company's books in accordance with GAAP guidelines. The determination of which such costs to include in G&A costs and interest expense shall be agreed to by the Parties, with the advice and counsel of their outside accountants. The determination of the basis for allocating such costs, whether by proportion to costs, headcount, or otherwise, to Microfluidic Chips manufactured for PRI shall also be determined by agreement of the Parties. G&A costs and interest expense shall be estimated for each upcoming quarter based on the immediately prior quarter's experience, and the change in per chip price during such upcoming quarter shall be determined using such estimates and the number of chips to be manufactured during such quarter estimated by PRI pursuant to this Agreement. Within 30 days after the end of each quarter, or as soon thereafter as is practical, the per chip price during the immediately previous quarter shall be finally determined based on actual G&A costs and interest expense incurred, and the actual number of chips manufactured. Any amounts paid by PRI for chips in excess of the amount due based on actual G&A costs, interest expense and number of chips manufactured shall be credited against future invoices for chips purchased, or paid in cash to PRI if no further chips are scheduled to be delivered within 120 days after the end of the quarter in question. If amount are owed by PRI on account of underpayments, the amount owed will be paid within 30 days after receipt of an invoice therefor from PE or ACLARA. In no event shall the amount added to chip price by G&A costs and interest expense exceed (i) [*] during any Chip Price Time Period in which the maximum stated dollar cost per ship is [*], (ii) [*] during any Chip Price Time Period in which the maximum stated dollar cost per chip is [*], or (iii) [*] during any Chip Price Time Period in which the maximum stated dollar cost per chip is [*]. Nothing in this Section 1.12 shall be deemed to increase the maximum stated dollar chip prices set forth in Section 5.3.1, which shall remain as set forth in Section 5.3.1 irrespective of the definition of Fully Burdened Chip Manufacturing Cost.

1.12.2 If the manufacture and final assembly of Microfluidic Chips are wholly contracted out, so that the third party manufacturer thereof furnishes ACLARA or PE as the case may be, with completed Microfluidic Chips ready for customer use with no further manufacturing, assembly or processing required, Fully Burdened Manufacturing Cost and Fully Burdened Chip

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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


     Manufacturing Cost shall mean the price paid by ACLARA or PE, as the case may be, to the manufacturer for a Microfluidic Chip, plus costs of transportation and insurance, FOB PE's or ACLARA's, as the case may be, first point of receipt.

1.13 "FTEs" shall mean full time employee equivalents of labor, based on a standard work day. One FTE shall be one person working one day, or eight hours worked collectively by more than one person. One FTE for a year shall be one person working each work day in a year, exclusive of holidays and vacation time determined in accordance with PE's and ACLARA's, as the case may be, customary policies and procedures. FTEs may be performed by employees, consultants, contractors or other persons paid for by PE or ACLARA.

1.14 "High Throughput Screening" or "HTS" shall mean methods utilizing Microfluidic Chips in which (i) [*] of candidate compounds are contacted with the target, the result of which contact [*], said activity being determined based upon subsequent analysis [*], or (ii) [*] of candidate compounds are contacted with the target, the result of which contact [*] being determined based upon [*].

1.15 "HTS Chip Device" shall mean a microfluidic high throughput screening instrument developed as part of the Project, which may consist of one or more components and peripherals, capable of performing approximately one hundred thousand (100,000) individual assays per instrument per [*] day, that uses Microfluidic Chips to perform High Throughput Screening for drug discovery.

1.15A "Initial Funding Agreement" shall have the meaning set forth in Whereas Clause D.

1.16 "Intellectual Property" shall mean inventions, discoveries, improvements, proprietary materials, compounds, biological substances, data, test results, Know-how and trade secrets, whether or not patentable, including any negative results (collectively, "Developments"), including all intellectual property rights worldwide arising under statutory or common law, and whether or not perfected with respect to Developments, including, without limitation, all (1) patents, patent applications and patent rights (collectively, "Patent Rights");
(2) rights associated with works of authorship including copyrights, copyright applications, copyright registrations, mask works, mask work applications, and mask work registrations; (3) rights relating to the protection of trade secrets and confidential information; (4) any right analogous to those set forth in this definition and any other proprietary rights relating to intangible property (other than trademark, trade

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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


dress, or service mark rights); (5) divisions, continuations, renewals, reissues, continuing prosecution, and extensions of the foregoing (to the extent applicable) now existing, hereafter filed, issued or acquired; and (6) including foreign equivalents of (1), (2), (3), (4) and (5) above.

1.17  "Joint Development" shall have the meaning set forth in Section 8.1.2.

1.18 "Know-how" shall mean confidential and/or proprietary substances, materials, technical information, techniques, processes, methods, data, assays and other information in a Party's possession that is not generally available to the public, which are useful in connection with the Project.

1.19 "Low throughput Device" shall mean a microfluidic screening instrument, which may consist of one or more components and peripherals, capable of performing under normal operation up to [*] individual assays per instrument per not less than [*] day, that uses Microfluidic Chips to perform screening for drug discovery.

1.19A "Make Functional," "Making Functional," or "Made Functional" shall mean setting up an HTS Chip Device for operation in accordance with normal and customary procedures, and successfully performing the tests and procedures customarily performed when installing for customer use instruments containing fluid handling systems, or comparable tests and procedures relevant to an HTS Chip Device established by PE in its reasonable discretion.

1.19B "Major Matter Notice" shall have the meaning set forth in Section 27.1.

1.20 "Microfluidic Chip" shall mean a device made of a substrate that [*], that employs electric field driven fluidics combined with electrophoretic separation in microchannels formed in such substrate that is intended to be used with HTS Chip Devices or Low Throughput Devices, and that is developed as part of the Project, and any improvements thereto that are developed by ACLARA or PE and are incorporated and function as intended in a prototype thereof on or before [*]. The term Microfluidic Chip and improvements thereto shall exclude, without limitation, increased or reduced capacity chips not developed as part of the Project. For example, if a [*] assay point Microfluidic Chip is developed as part of the Project, and after the end of the Term of the Project PE and/or ACLARA develop a [*] assay point chip that would otherwise fall within the definition of a Microfluidic Chip, the [*] assay point chip shall not be deemed a Microfluidic Chip within the meaning of this Agreement. However, a [*] assay point Microfluidic chip that has been improved as set forth above after the termination of the Project up to [*] would be included within the definition of a Microfluidic Chip.

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

1.20A "Microfluidic Chip Supply Agreement" shall have the meaning set forth in Recital Clause F.

1.21 "Milestones" shall mean the Project milestones set forth in Exhibit 2.3, as they may be modified from time to time by the Steering Committee, and any new Project milestones established by the Steering Committee.

1.21A "Milestone Completion Notice" shall have the meaning set forth in Section 2.3.

1.22 "Most Favored Price" shall mean a price no higher than the lowest price paid by a customer prior to the date of receipt by PE (or ACLARA if the order is placed directly with ACLARA) of an order for a product or service (a) that is not an agency, department, division or other manifestation of a country, federal, state or local government or (b) that did not receive a special price based on a quantity discount or other special terms and conditions, unless PRI purchases at least a substantially similar quantity on substantially the same terms and conditions, in a transaction in which no consideration of material value other than cash was exchanged for the product or service. Prices paid for products or services for demonstration purposes, or demonstration products or services provided for free or de minimus consideration, shall be excluded from any calculation of Most Favored Price.

1.22A "Party" and "Parties" shall have the meaning set forth in the first paragraph of this Agreement.

1.22B "Patent Rights" shall have the meaning set forth in Section 1.16.

1.22C "PE/ACLARA Extension Notice" shall have the meaning set forth in Section 11.1.

1.22D "PRI Extension Notice" shall have the meaning set forth in Section 11.1.

1.23 "Project" shall mean the collaborative effort between PE, ACLARA and PRI to accomplish the Goals of the Project set forth in Section 2.1 of this Agreement, in accordance with and pursuant to this Agreement.

1.24 "Prototype Completion Notice" shall have the meaning set forth in Section 5.1.

1.25 "Prototype HTS Chip Device" shall mean an HTS Chip Device developed to the point of a prototype instrument, but not developed or certified as a Commercial Instrument, that is functionally capable, when operated by trained personnel under reasonable operating conditions, of performing with one or more types or designs of Microfluidic Chips an assay in each of the following categories: [*]

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

      [*], at an assay throughput of approximately 100,000 assays per [*] day with only reasonable process interruptions consistent with the prototype nature of the instrument, that otherwise materially satisfies the Functional Requirements. In the event that PRI determines to accept and pay for Substitute Prototype Devices pursuant to Section 6.4 below, each such Substitute Prototype Device shall be deemed to be Prototype HTS Chip Device within the meaning of this Agreement. For the purposes of this Agreement, Low Throughput Devices shall not be deemed to be Substitute Prototype Devices.

      1.26  "Research Plan" shall have the meaning set forth in Section 2.2.

      1.27 "Special Rights Period" shall mean the period beginning with the date that a Commercial Instrument is first offered for sale, and ending [*] after such date. A Commercial Instrument shall be deemed to have been first offered for sale on the date the availability of a Commercial Instrument is first announced to the public by any means and a Commercial Instrument is in fact available for sale.

      1.28  "Steering Committee" shall have the meaning set forth in Section
      4.1.1.

      1.29  "Substitute Prototype Devices" shall have the meaning set forth in
      Section 6.4.

      1.30 "Term of the Project" shall mean the original [*] term of the Project set forth in Section 11.1, and, if the original [*] term of the Project is extended by PRI, or by PE and ACLARA, the "Term of the Project" shall mean the original [*] term of the project plus such extended term. If the Project is terminated by a Party, the "Term of the Project" shall mean the period beginning as of October 1, 1998 and ending on the effective date of termination.

      1.31. "Unit Based Royalty" shall have the meaning set forth in Section 4A.

2.    Description and Elements of the Project.

      2.1   Goals, Level of Effort and Cooperation.

      2.1.1 Goals. The goals of the Project ("Goals of the Project") are (i) to design, develop, produce, and deliver to PRI [*] Prototype HTS Chip Devices and (ii), to develop and produce one or more Microfluidic Chip types capable of performing an assay in each of the following categories:
      [*], at an assay throughput of approximately 100,000 assay points per [*] hour day per instrument, with an approximately [*] fold reduction in consumption, on a per assay, molar basis, of screening targets, chemical libraries and substrates, as compared with the consumption of such targets, libraries and substrates for substantially similar assays currently performed by PRI, such current molar

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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



consumption being those set forth on Exhibit 2.2.1. Any modifications of or additions to the Goals of the Project must be approved by the Steering Committee.

2.1.2 Notice of Achievement of Goals. No later than 30 days after the end of the Term of the Project, PE and ACLARA shall notify PRI in writing whether the Goals of the Project have been achieved, and shall provide to PRI reasonable data and information demonstrating that the Goals of the Project have been achieved. The delivery to PRI of the Prototype Completion Notice, as defined in
Section 5.1, may serve as PE's and ACLARA's statement that the Goals of the Project have been achieved. If PRI disagrees that the Goals of the Project have been achieved, it shall so respond to PR and ACLARA in writing within 10 working days from the date of receipt of the notice of achievement of goals from PE and ACLARA, and in such response PRI shall state in reasonable detail why PRI believes the Goals of the Project have not been achieved. If PRI does not send such response within said 10 day period, the Goals of the Project shall be deemed to have been achieved. Notwithstanding anything continued in this Section
2.1.2 to the contrary, if PE and ACLARA deliver and PRI accepts the first two Prototype HTS Chip Devices as provided in Section 5.1 below, or Substitute Prototype Devices as provided in Section 6.4, the Goals of the Project shall be deemed to have been achieved.

2.1.3 Cooperation and Obligation to use Commercially Reasonable Efforts. The Parties agree that the successful execution of the Project will require the collaborative use of the areas of expertise of PRI, PE and ACLARA, the free flow of Project related information, and the prompt support, input and feedback of PRI. PE, ACLARA and PRI will use commercially reasonable efforts, and will cooperate and work together, to achieve the Goals of the Project and to achieve such objectives and perform such tasks as are set forth in the Research Plan and to achieve the Milestones. Without limiting the generality of the foregoing, PRI will cooperate with PE and ACLARA toward accomplishing the Goals of the Project, and respond as promptly as reasonably possible to PE's and ACLARA's requests for materials, information, data and feedback. PE and ACLARA will use commercially reasonable efforts to keep PRI up to date on the progress of the Project through quarterly reports, site visits by PRI, and telephone and video conferences as needed on reasonable request by a Party. In this connection PE and ACLARA personnel shall be reasonably available to meet with PRI personnel, or discuss issues by telephone or video conference (if feasible), at mutually agreeable times and places during the Project in order to discuss progress and results, provided that such meetings will be scheduled and reasonably limited so as to not interfere with PE's and ACLARA's performance of the Project. Each Party will attempt to accommodate any reasonable request of the other Party to send or receive personnel for purposes of exchanging information and generally achieving the Goals of the Project. To facilitate

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
communication and the obtaining of information, PRI may communicate at its discretion with PE and ACLARA individually.

2.1.4 Minimum Number of FTEs. PE and ACLARA have been performing work toward the Goals of the Project since October 1, 1998, and they collectively agree, effective the date of execution of this Agreement, or as promptly as feasible thereafter, to allocate and expend not less than an average of [*] FTEs per working day during the balance of the Term of the Project toward achieving the Goals of the Project. Fewer or more than [*] FTEs may be expended during a given time period, provided that the average number of FTEs devoted during such date and the end of the original [*] Term of the Project shall be not less than [*] FTEs per working day. A reasonable number of such FTEs shall be performed by employees who are devoted substantially full time to the Project, and such FTEs shall include, to the extent appropriate to the state of the Project, FTEs with relevant experience and expertise. PE and ACLARA shall be deemed to have satisfied their obligations set forth in this Agreement to use commercially reasonable efforts if they collectively have allocated and expended at least an average of [*] FTEs per working day on accomplishing the Goals of the Project. PE and ACLARA may allocate more than [*] FTEs to the project in each of their sole discretion, but shall not be required to do so, and, unless otherwise agreed in writing, will not be compensated by PRI for doing so.

22. Research Plan. Attached as Exhibit 2.2 is a research plan (the "Research Plan") setting forth anticipated phases of the Project and the objectives of each phase. The Research Plan may be amended from time to time by the Steering Committee.

2.3 Milestones. Attached hereto as Exhibit 2.3 are Project Milestones. PE and ACLARA shall use commercially reasonable efforts to achieve each Milestone, and such additional Milestones, if any, as may be established by the Steering Committee, on or before the date indicated for each milestone. Any modifications of or additions to the Milestones must be approved by the Steering Committee. In the event that PE or ACLARA believe that any Milestone has been achieved, it shall so notify PRI in writing and shall provide PRI reasonable data and information demonstrating that the Milestone has been achieved (a "Milestone Completion Notice"). If PRI disagrees, it shall so respond to PE and ACLARA in writing within 10 working days from the date of receipt of the Milestone Completion Notice from PE and ACLARA, and in such response shall state in reasonable detail why PRI believes the Milestone has not been achieved. If PRI does not send such response within said 10 working day period, the Milestone shall be deemed to have been achieved.

2.4 Functional Requirements. Promptly after the execution of this Agreement, the Parties shall confer to establish functional requirements for the HTS Chip

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

     Device (the "Functional Requirements") at such level of detail as PE and ACLARA may reasonably request and as may be determined by the Steering Committee, with a goal of establishing the Functional requirements by April 1, 1999. Criteria for the Functional Requirements, and any changes thereto, will include consideration of design alternatives, feasibility, and commercial reasonableness. The Functional Requirements shall be deemed established when approved by the Steering Committee. Any changes to the Functional Requirements after they are established must be approved by the Steering Committee.

     2.5 Certain Responsibilities of PRI. Without limiting other PRI responsibilities, in connection with the Project, PRI shall be responsible for providing PE and ACLARA the following at its cost:

     (i) sufficient information regarding PRI's database and data handling systems, including format and structure, to permit PE and ACLARA to adapt its software so that data can be transferred to PRI's data handling system.

     (ii) reasonable assay data, assay reagents, materials and other Know-how and assay support; and reasonable pharmacology support and reagents necessary to accomplish the Goals of the Project.

3. Reports. Within 30 days after the end of each calendar quarter, beginning with the calendar quarter ending [*], PE and ACLARA will furnish PRI with a quarterly written report summarizing the results of the Project to date, which will include PE's and ACLARA's assessment of whether each Milestone is likely to be completed on the scheduled milestone date. Beginning with the report for the quarter ending [*], such reports shall include, to the extent known and if capable of being estimated, the then current estimates, for Microfluidic Chips, of Fully Burdened Manufacturing Cost and Fully Burdened Chip Manufacturing Cost. At the discretion of the Steering Committee, a quarterly presentation or other presentation given to PRI after the end of a quarter may constitute the quarterly report for a quarter.

4.   Steering Committee and Project Structure; Third Party Licenses

     4.1    Steering Committee.

     4.1.1. Steering Committee Structure and Role. The Parties shall establish a Steering Committee (the "Steering Committee") consisting of three representatives of each of PRI, PE and ACLARA, or such other number from each Party as all three Parties may agree upon. Each Party shall appoint its representatives, and shall inform the other Parties of its representatives in writing. Substitutes or alternates may be appointed at any time by notice in writing to the other Parties. The role of the Steering Committee will be to monitor the Project and provide a formal mechanism for communication, exchange of information, status updates and discussing and reviewing recommendations

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

     relating to various Project matters, including the Goals of the Project and general Project direction and integration, to approve the designation by PRI of the particular assays of each category set forth in Section
     2.1.1 to which Microfluidic Chip design will be directed, to establish the Functional Requirements, and to approve changes to the Research Plan, Milestones and Functional Requirements. The Steering Committee will meet at least quarterly. The Steering Committee will also meet at such other times as may be reasonably requested by any Party. A representative from ACLARA will serve as Chairperson of the Steering Committee through the period ending December 31, 1999, and a representative from PE will serve as the Chairperson from and after January 1, 2000. PRI will have the right to approve the Steering Committee Chairperson, which approval will not be unreasonably withheld or delayed.

     4.1.2 Steering Committee Proceedings. Meetings of the Steering Committee may be in person, or by video conference or by teleconference, at times and places agreeable to all of the Parties. Each Party shall be represented at each meeting of the Steering Committee by at least one of its Steering Committee members. At Steering Committee meetings, at least one member of each of PRI, PE and ACLARA shall constitute a quorum. Decisions of the Steering Committee may act without a formal meeting by a written memorandum signed by at least one member from each of the Parties. The Steering Committee will require the unanimous vote of all three Partners. The Steering Committee may invite other representatives of the Parties to attend the meetings, but only the designated representatives of the Parties shall be members of the Steering Committee and shall have the power to represent a Party with respect to any formal action of the Steering Committee. A recording secretary, who need not be a member of the Steering Committee, shall be appointed at each meeting to record and distribute formal actions of the Steering Committee. Draft minutes will be circulated to all members of the Steering Committee for review, comment and approval, and will be issued in final form only with the approval of all three Parties, which shall be evidenced by the signature of at least one member of the Steering Committee from each Party on the minutes. At the commencement of each Steering Committee meeting, each Party shall designate one of its members present as the individual having the power to act for such Party with respect to all formal actions of the Steering Committee at such meeting, and such person shall have the power to cast votes or otherwise act for such Party at the meeting. If the members of a Party present at a meeting do not designate one among them to act for such Party, the member of such Party having the highest overall corporate title shall be the member having the power to act for such Party. Each Party shall bear all expenses of their representatives. A disagreement of the Steering Committee relating to the Project that cannot be resolved by the Steering Committee may be designated a major matter pursuant to Section 27.1 and we be subject to the dispute resolution process set forth in Section 27.1, unless otherwise expressly provided in this Agreement.

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
     4.2 Project Structure. The Chairperson of the Steering Committee shall serve as the overall manager of the Project, and shall have responsibility for overall Project coordination. PE and ACLARA each will appoint a site director, who will coordinate the work of their respective companies with the Chairperson of the Steering Committee.

4A.  Third party Licenses and Steering Committee Approval of Third Party
Licenses.

4A.1 If during the Term of the Project PRI, PE or ACLARA believe that the acquisition of Intellectual Property from a third party is necessary or desirable for the development or manufacture of Prototype HTS Chip Devices, Commercial Instruments or Microfluidic Chips, PRI, PE or ACLARA, as the case may be, may present the matter to the Steering Committee. If the Steering Committee agrees that such Intellectual Property should be obtained, any royalties payable for the right to use such Intellectual Property that are calculated on a per unit basis, whether on the manufacture, use or sale of the unit in question or otherwise (herein called "Unit Based Royalties"), shall be included in Fully Burdened Manufacturing Cost and Fully Burdened Chip Manufacturing Cost. However, notwithstanding anything contained in this Agreement to the contrary, in determining pricing of Microfluidic Chips to PRI pursuant to Section
     5.3.1.1 below, [*] shall be applied to any such Unit Based Royalties, rather only the actual cost thereof shall be included. For example, if a price payable by PRI for Microfluidic Chip was [*] Fully Burdened Manufacturing Cost, and all components thereof except the Unit Based Royalty were [*], and the Unit Based Royalty component was [*], the price payable by PRI would be [*] per chip (that is, [*]). The Steering Committee shall have the right to approve any terms and conditions of any such License that are applicable to the Exclusive Right Period. Any payments required to obtain rights to any such third party Intellectual Property other than Unit Based Royalties, such as, for example, any fixed up front payment not based on unit sales, shall not be included as a part of Fully Burdened Manufacturing Cost or Fully Burdened Chip Manufacturing Cost, and, as between PRI on the one hand and PE and ACLARA on the other, shall be paid by PE and ACLARA.

     4A.2 If during the Term of the Project PE and ACLARA determine that it is necessary or desirable for the development or manufacture of Prototype HTS Chip Devices, Commercial Instruments or manufacture of Prototype HTS Chip Devices, Commercial Instruments or Microfluidic Chips to license or otherwise obtain the rights to any third party Intellectual Property and so inform the Steering Committee, but PRI does not agree, and PE and ACLARA none-the-less proceed to license or otherwise obtain the right to use such Intellectual Property, (i) PE and ACLARA may afford PRI the benefit of such Intellectual Property, in which case [*] with respect thereto shall be included as part of Fully Burdened Manufacturing Cost and Fully Burdened Chip Manufacturing Cost (but in determining pricing of Microfluidic

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

     Chips to PRI pursuant to Section 5.3.1.1 below, no multiple of such [*] shall be applied, rather, only the actual amount thereof shall be included), or (ii) PE and ACLARA may elect that PRI shall not be entitled to the benefit of such Intellectual Property, and PRI shall not have the right to obtain any Prototype HTS Chip Device, Commercial Instrument or Microfluidic Chip with respect to which any such [*] is payable, notwithstanding anything contained in this Agreement to the contrary. Nothing in this Section 4A.2 shall be deemed to relieve PE and ACLARA from their obligation to use commercially reasonable efforts to achieve the Goals of the Project, as set forth in this Agreement.

     4A.3 If at any time after the end of the Term of the Project but before the end of the Extended Special Rights Period, any third party threatens or commences legal proceedings on the basis that, or claims that, the manufacture, use, importation, sale or other distribution of Commercial Instruments or Microfluidic Chips infringes patent claims or other rights in Intellectual Property owned or licensed by it, or to which it otherwise has rights, and if PE and/or ACLARA determine that they wish to obtain a license or other right to use such Intellectual Property, PE and/or ACLARA shall so inform PRI. If PE and ACLARA conclude in their sole discretion that obtaining a license or other right to use such Intellectual Property is necessary to settle or resolve the claim or legal proceeding, prior to execution of any such license or other agreement, they will deliver to PRI in writing a copy of the license or other agreement by which rights to such Intellectual Property are to be obtained and request PRI's approval of such license or other agreement. If PRI responds to PE and ACLARA in writing within 30 days of its receipt of the copy of such license or other agreement that it approves same, such license or other agreement shall be deemed a license of Intellectual Property from a third party that has been approved by the Steering Committee, and any Unit Based Royalties payable on account thereof shall be included in Fully Burdened Manufacturing Cost and Fully Burdened Chip Manufacturing Cost, and otherwise subject to the terms set forth above in Section 4A.1. If PRI responds in the negative, or does not respond within said 30 day period, PRI shall not be entitled to the benefit of the Intellectual Property which is the subject of such license or other agreement, and shall not have the right to obtain any Prototype HTS Chip Device, Commercial Instrument or Microfluidic Chip with respect to which any such Unit Based Royalty is payable, notwithstanding anything contained in this Agreement to the contrary.

     4A.4 If PRI obtains the right to manufacture Microfluidic Chips or otherwise manufactures or has manufactured Microfluidic Chips pursuant to this Agreement, PRI shall pay or reimburse PE and/or ACLARA, as the case may be, [*] payable by PRI or by PE and/or ACLARA, as the case may be, for the exercise of any rights with respect to which [*] are to be included as part of Fully Burdened Manufacturing Cost or Fully Burdened Chip Manufacturing Cost, or which PRI

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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
     has agreed to pay pursuant to Sections 4A.1, 4A.2 or 4A.3 above, including without limitation for manufacture, sale, import, or use, with respect to Microfluidic Chips manufactured by or for PRI.

5.   Deliverables.

5.1 Prototypes. PE and ACLARA, by employing at least the FTEs required by this Agreement, will use commercially reasonable efforts to develop, manufacture, assemble, deliver and install and Make Functional [*] Prototype HTS Chip Devices to PRI on or before the end of the Term of the Project, or promptly thereafter, at a location in the United States designated by PRI. PE and ACLARA shall determine in their sole discretion, and shall notify PRI in writing on or before the end of the Term of the Project, as to whether development of the Prototype HTS Chip Device, including Microfluidic Chips, has been completed {such notice is herein called the "Prototype Completion Notice"}. If PE and ACLARA furnish such notice during the Term of the Project, then PE and ACLARA shall deliver, install and Make Functional [*] Prototype HTS Chip Devices to PRI as soon as feasible during or after the expiration of the Term of the Project. In the event that a Commercial Instrument is not available on or before [*], but a Prototype HTS Chip Device was completed and [*] Prototype HTS Chip Devices were delivered to PRI, installed and Made Functional pursuant to this Agreement, and if the experience of the Parties with the [*] delivered prototypes demonstrate to the Parties that they function as intended with commercially reasonable levels of service and support, PE and ACLARA will deliver [*] additional Prototype HTS Chip Devices to PRI on or before [*], at such location or locations in the Continental United States or, with respect to up to [*] of such devices, Europe, as may be designated by PRI, at a time or times to be agreed upon by the Parties. If PRI designates a location in Europe for any of such additional devices, PRI shall be responsible for obtaining and paying for any necessary approvals and permits for importation, and shall reimburse PE and ACLARA the costs of insurance and transportation of such device(s) to the designated location(s) in Europe, and for travel time of the installer(s) and initial trainer(s) to and from Europe.

     5.2 Commercial Instruments. If PE has completed the development of a Commercial Instrument on or before [*]:

     (i) If requested by PRI by written notice given to PE during the Special Rights Period, PE shall deliver, install and Make Functional to PRI up to [*] standard Commercial Instruments, exclusive of options and accessories that are offered by PE as optional items, at no cost to PRI, no later than three months after PRI delivers written notice to PE of its desire to obtain such Commercial Instrument or Instruments. PRI shall not be required to request all [*] Commercial Instruments at one time, but may request one or more any time during the Special Rights Period. If PRI desires any optional items, it may purchase same

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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
at the lower of [*] off list price or the Most Favored Price therefor. Each such Commercial Instrument shall be accompanied, delivered, installed and Made Functional, and accepted by PRI, subject and pursuant to PE's then customary limited warranties and other terms and conditions applicable to the retail sale of Commercial Instruments.

(ii) PRI shall have the right, by written notice given to PE during the Special Rights Period, to purchase from PE up to an additional [*] Commercial Instruments, including options offered to the public, at a price to PRI equal to the lower of (a) [*] of PE's Fully Burdened Manufacturing Cost of the instrument and any options selected or (b) the Most Favored Price therefor, such instruments to be delivered, installed and Made Functional no later than three month after PRI delivers written notice to PE of its desire to obtain such Commercial Instrument or Instruments. PRI shall not be required to request all [*] such Commercial Instruments at one time, but may request [*] any time during the Special Rights Period. Each such Commercial Instrument shall be accompanied by and accepted by PRI pursuant to PE's then customary limited warranties and other terms and conditions applicable to the retail sale of Commercial Instruments.

(iii) PRI shall have the right, during the Special Rights Period and during the period ending [*] years after the last day of the Special Rights Period, but in any event not after [*], to purchase up to [*] additional Commercial Instruments at the Most Favored Price therefor.

(iv) PE shall have the right to substitute a Commercial Instrument for one or both of the Prototype HTS Chip Devices delivered to PRI pursuant to Section 5.1 above, upon not less than 60 days prior written notice to PRI, by delivering, installing and Making Functional the Commercial Instrument at the same location as the Prototype HTS Chip Device for which the Commercial Instrument is being substituted. Any such substitute Commercial Instrument shall be provided to PRI without cost to PRI, and shall be accompanied and accepted by PRI pursuant to PE's then customary limited warranties and other terms and conditions applicable to the retail sale of Commercial Instruments. If requested in writing by PE, PRI shall return to PE the Prototype HTS Chip Device for which the commercial grade instrument is being substituted, and transfer title thereto, to PE in its then "as is" condition, within 30 days after receipt of the substituting Commercial Instrument, at PE's cost. PRI may remove at its cost any additions or modifications made by it to the prototypes prior to returning same to PE. Notwithstanding anything contained in this Agreement to the contrary, whether or not PE requires PRI to return any of the prototypes, neither PE nor ACLARA shall have any obligation to provide support or service with respect to any Prototype HTS Chip Device for which a Commercial Instrument has been substituted after the date of installation of the substituting Commercial Instrument

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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
      to PRI. A Commercial Instrument substituted pursuant to this Section 5.2
      (iv) shall not reduce PRI's rights under Section 5.2 (i), (ii) or (iii) above.

      5.3   Microfluidic Chips.

      5.3.1 Purchase Rights.

      5.3.1.1 Pricing. If PE and ACLARA furnish the Prototype Completion Notice during the Term of the Project, and PRI accepts the first [*] Prototype HTS Chip Devices or Substitute Prototype Devices and pays the [*] called for by Section 6.4 below, PRI will have the right to purchase Microfluidic Chips at the prices set forth below:

            (i) during the Exclusive Right Period and until the earlier of the date that is six months after the end of the Exclusive Right Period or the beginning of the Special Rights Period, at the lower of (a) [*] or (b) [*] per Microfluidic Chip,

            (ii) during the Special Rights Period at the lower of (a) [*] times Fully Burdened Manufacturing Cost (subject to Section 4A with respect to any Unit Based Royalties), (b) [*] per Microfluidic Chip,
            (c) [*] of retail list price for Microfluidic Chips in effect at the time the order is placed or (d) the Most Favored Price therefor,

            (iii) for a period of [*] years after the end of the Special Rights Period (the "Extended Special Rights Period"), for the lower of (a) [*] Fully Burdened Manufacturing Cost (subject to Section 4A with respect to any Unit Based Royalties), (b) [*] per Microfluidic Chip,
            (c) [*] of retail list price for Microfluidic Chips in effect at the time the order is placed or (d) the Most Favored Price therefor,

            (iv), during the one year period after the end of the Extended Special Rights Period, the Most Favored Price therefor, and

            (v), if PE and ACLARA furnish the Prototype Completion Notice during the Term of the Project, but the Special Rights Period does not commence on or before the date that is six months after the end of the Exclusive Right Period, during the period beginning with the date that is six months after the end of the Exclusive Right Prior and ending on the earlier of the first day of the Special Rights Period or the date that is 18 months after the end of the Exclusive Right Period, PRI shall have the right to purchase Microfluidic Chips at the lower of (a) [*] times Fully Burdened Manufacturing Cost (subject to Section 4A with respect to any Unit Based Royalties) or (b) [*] per Microfluidic Chip.

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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
In all cases the determination of price shall be made as of the date an order is placed by PRI, provided that if a Microfluidic Chip is ordered during one of the five time periods provided for above (the "Chip Price Time Periods") and pursuant to said order is scheduled to be delivered during a subsequent time period, the price for such chip shall be the price applicable to the period that would result in the higher price, provided that the maximum time between order dates and delivery dates for [*] or less Microfluidic Chips, as set forth in the Microfluidic Chip Supply Agreement, does not exceed 90 days. If different types of Microfluidic Chips are produced, and Fully Burdened Manufacturing Cost, Fully Burdened Chip Manufacturing Cost, retail list price or the Most Favored Price is different for different types of Microfluidic Chips, each such cost or price shall be calculated independently for each type of Microfluidic Chip. In calculating retail Microfluidic Chip prices, if reduced retail prices are generally available to the public for bulk purchases, the retail price to PRI for such bulk purchases shall be such bulk purchase price generally available to the public. PE will be the distributor of the Microfluidic Chips to PRI, unless the Parties otherwise agree in writing. PRI will provide PE (or ACLARA, if PE is not the distributor of the Microfluidic Chips) with reasonably estimated Microfluidic Chip requirements starting at least six months prior to the scheduled date for the end of the Term of the Project. Such estimates will be updated quarterly thereafter.

5.3.1.2 Pricing Assumptions. It is understood and agreed that the pricing for Microfluidic Chips set forth in Section 5.3.1.1 above is based on the assumption that the Microfluidic Chip is a single use, disposable 96 well plate equivalent chip. The maximum stated dollar price for a Microfluidic Chip to be paid by PRI pursuant to Section 5.3.1.2, but not the multiple of manufacturing cost, the discount off retail or the Most Favored Price, shall be adjusted proportionately if the Microfluidic Chip is not a single use, disposable 96 well plate equivalent chip. For example, if a Microfluidic Chip sold to PRI is a 48 well plate equivalent chip, that stated maximum dollar price per Microfluidic Chip shall be reduced proportionately to [*], respectively. If the Microfluidic Chip sold to PRI is a 384 well plate equivalent chip, the stated maximum dollar price per Microfluidic Chip shall be increased proportionately to [*], respectively.

5.3.2  Inability or Determination not to manufacture Chips; License to PRI.

5.3.2.1. Notwithstanding anything contained in this Section 5.3 to the contrary,
(i) PE and ACLARA shall not be required to manufacture and supply Microfluidic Chips to PRI if manufacture or supply is prevented by reasons of force majeure; and (ii) PE and ACLARA shall have the right to decline to manufacture and supply Microfluidic Chips to PRI at any time, at PE's and ACLARA's sole discretion, in the event that (a) Fully Burdened Chip Manufacturing Cost is or is reasonably estimated to be more than the maximum dollar price of [*], respectively, set forth in Section 5.1.1 above for any calendar quarter of the

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Chip Price Time Period to which the maximum dollar price is applicable, or (b) at any time after the end of the Exclusive Right Period, PE or ACLARA are not manufacturing or having manufactured, or have ceased to manufacture or offer Microfluidic Chips for general commercial sale to the public, except that PRI shall remain entitled to purchase at the applicable price set forth in Section
5.3.1 any Microfluidic Chips that PE and ACLARA may have available in inventory after the manufacture thereof has been terminated, that have not been committed to any third party, and are otherwise available for sale to PRI, at the time an order therefor is placed by PRI. PE and ACLARA shall exercise their right to decline to manufacture and supply Microfluidic Chips to PRI by sending at least 30 days prior written notice to such effect to PRI, in which case, effective the date set forth in such notice, PE and ACLARA shall be relieved of their obligations set forth in section 5.3.1 above. PRI shall not order any chips during the foregoing 30 day notice period, unless PE and ACLARA otherwise agree. PE and ACLARA will notify PRI in writing when Microfluidic Chips are being sold by PE or ACLARA as a commercial product generally available to the public.

     5.3.2.2. If PE and ACLARA exercise a right not to manufacture Microfluidic Chips, or if PE and ACLARA have failed to meet PRI's reasonably projected volume requirements for Microfluidic Chips, despite PE's and ACLARA's commercially reasonable efforts, for at least forty five (45) days after PRI has given PE and ACLARA notice of such failure (which notice may not be given unless and until such failure has in fact incurred), PRI shall have the right to manufacture its requirements for Microfluidic Chips itself, or have such Microfluidic Chips manufactured by a third party, for internal drug discovery purposes, and PE and ACLARA shall grant to PRI and its Affiliates, and PRI and its Affiliates shall have, a limited, non-exclusive, non-transferable and non-sublicenceable license
(i) to use Developments and other Intellectual Property owned or licensed by PE or ACLARA, or PE and ACLARA, that is necessary to manufacture Microfluidic Chips in the form manufactured or required by this Agreement to be manufactured by ACLARA or PE prior to the date that PRI obtains the right to manufacture same pursuant to this Agreement, to manufacture or have manufactured such chips and
(ii) under Intellectual Property owned by PE or ACLARA, or PE and ACLARA, to use such Microfluidic Chips with Prototype HTS Chip Devices or Commercial Instruments for internal drug discovery purposes. The right and license granted by this Section 5.3.2.2 shall be irrevocable, unless the reason for PE and ACLARA's failure to meet PRI's reasonably projected volume requirements is by reason of force majeure, in which case PE or ACLARA may revoke such right and license by giving PRI not less than six (6) months' prior written notice, provided PE and ACLARA resume manufacture of Microfluidic Chips for PRI pursuant to this Agreement. It is expressly understood and agreed that all Microfluidic Chips manufactured by or for PRI pursuant to and under the rights granted by this Section 5.3.2.2 may only be used with Prototype HTS Chip Devices or Commercial Instruments obtained by PRI pursuant to this Agreement, and only for internal drug discovery purposes.

5.3.2.3 In consideration of the licenses granted pursuant to Section 5.3.2.2 above, PRI shall pay PE and ACLARA (collectively, not to each) a royalty of [*] of PRI's Fully Burdened Manufacturing Cost of each chip used or manufactured by PRI during any period in which PRI has a right to manufacture Microfluidic Chips. In the event that PRI has Microfluidic Chips manufactured by a third party during any such period, PRI's Fully Burdened Manufacturing Cost shall be deemed to be the price paid by PRI to the third party for such chips, less costs of insurance and transportation of such chips to PRI's initial point of receipt.

5.3.2.4 Notwithstanding anything contained in this Section 5.3.2 to the contrary, if PE and/or ACLARA are required to pay royalties, fees or other compensation to a third party for or in connection with any license or other rights granted to PRI pursuant to Section 5.3.1 above, PRI shall pay [*] of such royalties, fees or other compensation if the obtaining of such rights was approved by the Steering Committee. If the obtaining of such rights was not approved by the Steering Committee, PRI shall not be required to pay or reimburse PE or ACLARA any such royalties, fees or other compensation, and the amount(s) thereof shall not be included as components of Fully Burdened Manufacturing Cost or Fully Burdened Chip Manufacturing Cost.

5.3.3 Expiration of License. Notwithstanding anything contained in this Agreement to the contrary, unless and except to the extent as may be otherwise set forth in the Microfluidic Chip Supply Agreement, any licenses granted in
Section 5.3.2.2 above, and PRI's rights to manufacture Microfluidic Chips, shall expire [*] years after the last day of the Term of the Project, unless (i) during the [*] period immediately preceding the end of such [*] year period PE and/or ACLARA did not sell any Commercial Instruments and (ii) as of the end of such [*] year period PE and/or ACLARA are not in the business of manufacturing Microfluidic Chips, and PE and ACLARA have not notified PRI in writing prior to such date that they or either of them is capable, and ready, willing and able if PRI and PE and/or ACLARA can agree on prices and terms and conditions of manufacture and sale, to manufacture or have manufactured Microfluidic Chips for PRI of the type required by this Agreement to be supplied to PRI (that is, one or more types of Microfluidic Chips capable of performing one assay of each of the four assay types listed in Section 2.1.1) or the type actually manufactured by or for PRI for any commercially significant period during the year preceding the end of such [*] year period.

5.3.4 Minimum and Maximum Quantities. Notwithstanding anything contained in this Section 5.3 to the contrary, if PE and ACLARA furnish the Prototype Completion Notice during the Term of the Project and PRI accepts the first [*]

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Prototype HTS Chip Devices or Substitute Prototype Devices and pays the [*] called for by Section 6.4 below and PRI has the right to purchase Microfluidic Chips pursuant to Section 5.3 of this Agreement, PRI agrees to purchase (i) not less than [*] Microfluidic Chips during the Exclusive Right Period, at the rate of not less than [*] Microfluidic Chips during each three month period of the Exclusive Right Period, (ii) not less than [*] Microfluidic Chips per year during the Special Rights Period, at the rate of not less than [*] Microfluidic Chips during each three month period of the Special Rights Period, and (iii) not less than [*] Microfluidic Chips per year during the Extended Special Rights Period, at a rate of not less than [*] Microfluidic Chips during each three month period of the Extended Special Rights Period. Also notwithstanding anything contained in this Agreement to the contrary, except with the express written consent of PE and ACLARA, PRI shall have no right to purchase from PE and/or ACLARA, and PE and ACLARA shall not be required to sell PRI, more than [*] Microfluidic Chips during the Exclusive Right Period and any period thereafter up to the Special Rights Period; more than [*] Microfluidic Chips per year during the Special Rights Period, or more than [*] Microfluidic Chips per year during the Extended Special Rights period.

5.3.5 Use of Chips. All Microfluidic Chips manufactured or furnished to PRI pursuant to this Agreement shall be used only by PRI and its Affiliates on Prototype HTS Chip Devices, Commercial Instruments or Low Throughput Devices acquired by PRI pursuant to this Agreement for internal drug discovery purposes.

5.3.6 Supply Agreement. Microfluidic Chips will be purchased by PRI pursuant to a Microfluidic Chip Supply Agreement containing the terms set forth above in this Section 5.3, and other terms and conditions intended to be negotiated by the Parties prior to the end of the Term of the Project. Such Supply Agreement shall also set forth other appropriate terms and conditions relating to the manufacture of Microfluidic Chips by PRI or a third party, maintaining Intellectual Property relating to the manufacture of Microfluidic Chips and making necessary Know how and other information available to PRI and any third party manufacturer, qualifying a third party manufacturer for the manufacture of Microfluidic Chips at an appropriate time or times in accordance with reasonable and customary procedures, the providing by PE and ACLARA, as appropriate, of reasonable assistance to PRI and any third party manufacturer in implementing manufacturing Know-how, and confidentiality and use provisions relating to Intellectual Property to protect PE's and ACLARA's rights therein.

5.4 General Terms of Sale. Commercial Instruments and Microfluidic Chips shall be furnished or sold to PRI in accordance with PE's standard terms and conditions of sale, provided that in any event all prices shall be F.O.B. PE's manufacturing plant, freight and insurance prepaid and added to the invoice, and

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

it is agreed that any purchase price payable by PRI does not include any federal, state or local taxes that may be applicable. When PE has the legal obligation to collect such taxes, the appropriate amount shall be added to PRI's invoice and paid by PRI. If PE's general terms and conditions of sale for Commercial Instruments do not include a warranty or other certification or statement as to Year 2000 compliance, the delivery of Commercial Instruments pursuant to this Agreement shall include delivery to PRI of a Statement of Year 2000 Conformity in the form or substantially in the form of the Statement of Year 2000 Conformity attached as Exhibit 5.4. PE and ACLARA, as the case may be, will provide to PRI reasonable documentation supporting its calculation of Fully Burdened Manufacturing Cost and Fully Burdened Chip Manufacturing Cost upon written request from PRI given no more than once in any twelve month period. If PRI manufactures Microfluidic Chips pursuant to this Agreement and royalties are due PE and ACLARA thereon, PRI will provide to PE and ACLARA reasonable documentation supporting its calculation of Fully Burdened Manufacturing Cost and Fully Burdened Chip Manufacturing Cost, or its cost of purchase from its third party manufacturer; upon written request from PE or ACLARA given no more than once in any twelve month period. No more frequently than once a year, at a mutually agreeable time and place, PRI shall have the right to have a certified independent accountant, reasonably satisfactory to PE and ACLARA, examine the accounting books and records of PE and/or ACLARA, whichever is the manufacturer of the product the pricing of which is the subject of the review, to review the manner of calculation of Fully Burdened Manufacturing Cost or Fully Burdened Chip Manufacturing Cost, as the case may be. Any such audit shall be conducted under reasonable confidentiality provisions required by PE or ACLARA, as the case may be. In the event that PRI manufacturers or has manufactured Microfluidic Chips pursuant to the provisions of this Agreement, PE and ACLARA shall have the right to audit PRI's accounting books and records relating to the Manufacture of Microfluidic Chips, or purchase of Microfluidic Chips from a third party, on the same terms and conditions set forth in this Section 5.4 as are applicable to PRI's audit rights.

5.5       Post Delivery Installation, Training, Support and Service.

5.5.1 Basic Prototype Support and Service. PE and ACLARA will install, use commercially reasonable efforts to Make Functional, and provide to PRI support and training in the use of, and during the [*] period after delivery of each of such [*] prototypes will provide service on, each of the first [*] Prototype HTS Chip Devices delivered pursuant to the first sentence of Section 5.1 above, including initial system installation and initial operational training to assist PRI in the utilization of such devices, training and support in the use and implementation of the assays developed as part of the Project and in the use of the associated Microfluidic Chips, all to the extent set forth in Section 5.5.2 below, at no cost to PRI, except reimbursement of reasonable travel, meals and lodging expenses after the third site visit by PE personnel to provide any such


[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

 services with respect to either of the first [*] prototypes. PE and ACLARA shall be responsible for the cost of travel, meals and lodging for the first three prototype site visits. For the purposes of the preceding sentence, the visit for the initial installation of and to Make Functional each Prototype HTS Chip Device, and any site visit made at the instigation of PE or ACLARA, as the case may be, without being requested by PRI, shall not be included as a site visit with regard to reimbursement of travel, meals and lodging. If Commercial Instruments are not available for purchase by PRI at the end of the [*] period referred to in the preceding sentence, until such time, if ever, as Commercial Instruments are available, PE shall continue to provide service on each of the first [*] Prototype HTS Chip Devices for a period not to exceed under any circumstances [*] years after the end of each such [*] period at [*] of Fully Burdened Manufacturing Cost of performing the service, until Commercial Instruments are available for purchase by PRI. If any of the [*] additional Prototype HTS Chip Devices in addition to the first [*] are delivered pursuant to Section 5.1, PE and ACLARA (i) will install and Make Functional such additional prototypes at no cost to PRI, and (ii) will provide service, but not support and training, at no cost to PRI except reimbursement for reasonable travel, meals and lodging expenses, on each such additional prototype from the date of delivery of the prototype to the end of the [*] period following the delivery of the [*] Prototype HTS Chip Devices delivered pursuant to the first sentence of Section 5.1, but in any event for a period of not less than three
(3) months after delivery of each additional Prototype HTS Chip Device; and, for any balance remaining of the one year period after delivery of each such additional Prototype HTS Chip Device, will provide service on each such prototype for [*] of Fully Burdened Manufacturing Cost of performing the service. After the expiration of the periods of support, training and service provided for in this Section 5.5.1, neither PE nor ACLARA shall have any obligation to provide further support, training or service to PRI, except service and support as provided in this Agreement for any Commercial Instruments that are delivered to or purchased by PRI pursuant to this Agreement, unless the Parties otherwise agree in writing.

5.5.2 Extent of Support, Training and Service for Prototypes. PE and ACLARA shall provide the support, training and service called for by this Agreement at the location of the Prototype HTS Chip Devices, provided that neither PE nor ACLARA shall be required to travel outside of the continental United States to provide support, service or training, except, if PRI so requests as set forth herein, to up to two locations in Europe. PE and ACLARA each shall have available one full-time engineer employed by them designated to provide support as provided herein to PRI during the Exclusive Right Period, and such employees will be generally available during business hours during the Exclusive Right Period to respond to telephone inquiries. PRI shall seek to resolve issues through telephone inquiries first, before requesting on-site visits. Exclusive of the time required for initial installation and to Make Functional, PE and ACLARA

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

     collectively shall not be required to provide during the period ending [*] after the delivery of the [*] Prototype HTS Chip Device to PRI more than an aggregate of 40 days of support, training and/or service at all PRI locations collectively, of which no more than ten days shall be required during the first month after delivery of the first prototype delivered to PRI, no more than five days during each of the next four months, and no more than three days during each month thereafter, until the expiration of the [*] period following delivery of the [*] prototype delivered to PRI. Thereafter, excluding the time for installing and to Make Functional the [*] additional Prototype HTS Chip Devices, PE and ACLARA shall not be required to spend more than one day per month at a PRI location to satisfy its requirement to provide support, training and service. The Parties shall work cooperatively to schedule installation, and on site support and training, at mutually convenient times. PE and ACLARA shall provide PRI with reasonable amounts of telephone support for prototypes. Service provided by PE with respect to Prototype HTS Chip Devices shall be on a commercially reasonable best efforts basis, shall be as reasonably requested by PRI, and shall be of a kind and extent customarily afforded by PE pursuant to its standard service agreement for commercial grade instruments that include fluid handling systems.

     5.5.3 Support For Commercial Instruments. During the Special Rights Period, PE and ACLARA shall provide to PRI, at Fully Burdened Manufacturing Cost, support and service on Commercial Instruments delivered or purchased by PRI pursuant to this Agreement at least as comprehensive as PE provides to customers of Commercial Instruments who purchase PE's basic Commercial Instrument service plan. During the [*] period after the end of the Special Rights Period, PRI shall have the right to purchase any service contract on Commercial Instruments offered generally to the public by PE at a Most Favored Price.

     5.6 Quarterly Reports and Final Report. PE and ACLARA shall deliver to PRI the quarterly reports (and any interim quarterly reports requested by PRI) called for by Section 3 above, and, within 60 days after the last day of the Term of the Project, shall deliver to PRI a final report summarizing the results and achievements of the Project.

6. Project Funding and Levels of Effort. In consideration of the work to be performed by PE and ACLARA, PRI shall pay PE and ACLARA collectively the aggregate sum of [*], of which [*] has previously been paid pursuant to the Initial Funds Agreement, in accordance with the following schedule:

  6.1 [*] within ten days after the signing of this Agreement;

  6.2 [*] on each of April 1, 1999, July 1, 1999 and October 1, 1999;

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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
      6.3   [*] on each of January 1, 2000, April 1, 2000 and July 1,
      2000; and

     6.4 [*] within 30 days after the delivery and installation of the [*] Prototype HTS Chip Devices to be delivered to PRI pursuant to this Agreement; or if prototype HTS chip devices that do not meet all the requirements of Prototype HTS Chip Devices are offered to PRI by PE as substitutes for Prototype HTS Chip Devices, and PRI in its sole discretion determines to accept same, within 30 days after delivery and installation of the second substitute prototype HTS chip device. The decision as to whether to accept any such substitute prototype HTS chip devices ("Substitute Prototype Device") shall be in PRI's sole discretion.

All payments due from PRI under this Agreement, including the payments called for by this Section 6 and any royalty payments due from PRI, shall be made by PRI directly to PE, in the full amount of the payment due. PE shall be responsible for distributing payments received as between itself and ACLARA. Payments made will be nonrefundable, and all payments due under this Section 6 shall be made, except only payments due after the effective date of termination of this Agreement, if this Agreement has been terminated pursuant to the provisions of this Agreement. PE and ACLARA shall not be required to collectively exceed the level of effort specified in Section 2.1.4 above, and PRI shall not be required to fund the Project in excess of the amount specified above. Nothing herein contained shall be construed to prevent PE and ACLARA from exceeding such level of effort at their own expense, if they wish to do so in their sole discretion. PE and ACLARA agree to provide PRI access, upon reasonable advance request, to reasonable documentation customarily maintained by them evidencing the FTEs expended by them on the Project.

7. Exclusive Right. Provided that (i) PRI has paid all funds scheduled to be paid under Section 6 through and including the payment to be made on [*], and provided that if the [*] Prototype HTS Chip Devices to be delivered pursuant to the first sentence of Section 5.1 have been delivered and installed (or Substitute Prototype Devices in lieu thereof have been delivered and installed as provided in Section 6.4) and PRI has paid PE the [*] to be paid upon such event, or (ii) PRI has terminated this Agreement on account of the failure of PE and ACLARA to achieve a Milestone as set forth in Section 11.3 below, PRI shall have the exclusive right (the "Exclusive Right") during the Exclusive Right Period, except as to PE and ACLARA and their respective Affiliates for purposes other than the commercial screening of compounds for drug discovery, to obtain and use HTS Chip Devices (and functional equivalents thereof) and Microfluidic Chips used with HTS Chip Devices (but specifically excluding, without limitation, Low Throughput Devices and Microfluidic Chips used with Low Throughput Devices) for the High Throughput Screening of compounds for drug discovery employing any of the assay categories described in Section 2.2.1, and during the Exclusive Right Period neither PE or ACLARA shall sell, donate or otherwise distribute HTS Chip Devices (or any functional equivalents, but excluding Low Throughput Devices) to any third party for High Throughput Screening of

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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
compounds for drug discovery employing any of the assay categories described in
Section 2.1.1.

8.   Intellectual Property

     8.1. Intellectual Property Ownership and Rights

     8.1.1 All data and test results generated during the performance of the Project (except data relating directly to PRI's proprietary drugs and drug candidates, which data will be owned solely by PRI), shall be jointly owned by PRI, PE and ACLARA, and PE and ACLARA shall be free to use such jointly owned data and the results of the Project, except as otherwise expressly set forth in this Agreement, for such purposes as each of them desires. PRI shall be free to use such jointly owned data and the results of the Project only for internal research and development purposes for high throughput screening of compounds for drug discovery; provided, however, that PRI shall not be entitled to use such data or results for the manufacture, assembly or fabrication of HTS Chip
Devices or Microfluidic Chips, or components thereof, except that PRI may use same solely insofar as such use is necessary or useful in connection with the manufacture by it or its third party manufacturer of Microfluidic Chips under the conditions and as set forth in Section 5.3 above, or as is necessary or useful to repair Prototype HTS Chip Devices and Commercial Instruments.

     8.1.2. Each Party shall have sole and exclusive ownership of all right, title and interest on a worldwide basis in and to any Intellectual Property developed solely by such Party or its consultants or agents, as a result of work on the Project or work performed pursuant to the Feasibility Agreements, with full rights to license or sublicense without accounting to any other Party, subject only to the rights expressly granted to one or more other Parties under this Agreement. If one Party make a Development jointly with another Party as a result of work on the Project or work performed pursuant to the Feasibility Agreements (a "Joint Development"), the ownership thereof shall be as set forth in this Section 8.1.2. PRI shall own all Intellectual Property, including without limitation, Patent Rights and Know-how with respect to all Joint Developments that constitute or relate to composition or synthesis of inhibitors, activators, modulators, or any other potential drug candidate. Subject to PRI's rights granted in this Agreement, PE and ACLARA shall own all Intellectual Property, including without limitation Patent Rights and Know-how, with respect to, relating to or constituting all Joint Developments that do not relate to inhibitors, activators, modulators, or any other potential drug candidates, including with limitation, any Joint Developments that are incorporated into or relate to or arose of the development of Prototype HTS Chip Devices, HTS Chip Devices or Microfluidic Chips or any component or predecessor component thereof.


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
8.1.3 PRI shall own any Prototype HTS Chip Devices, Commercial Instruments and Microfluidic Chips delivered to PRI pursuant to this Agreement.

8.1.4 PRI shall have and will receive a [*] license to use on, or in connection with the use of, all Prototype HTS Chip Devices and Commercial Instruments received or purchased by PRI pursuant to this Agreement, and Microfluidic Chips used with such devices and instruments, any Developments made PE or ACLARA, as well as any Joint Developments made by PE and ACLARA, as a result of work on the Project during the term of this Agreement and the Feasibility Agreements to perform assays of the types described in Section 2.1.

8.1.5 The provisions of this Section 8 shall supercede and replace Section 4 of the PerSeptive Feasibility Agreement and Section 4 of the ACLARA Feasibility Agreement.

8.1.6 Right to Intellectual Property as between PE and ACLARA shall be governed by a separate agreement between PE and ACLARA.

9. Responsibility for Certain Matters, Indemnification.

9.1 Injury to Employees; Responsibility for Certain Matters. The Parties recognize and agree that instruments and devices, including components thereof, particularly in experimental and prototype form, and chemicals and other materials used in connection therewith, may be dangerous, toxic or otherwise hazardous. Each Party shall be solely responsible for the use, and the consequences of use, resulting from the receipt or use by it of tangible or, except as otherwise expressly set forth herein, intangible property such as Intellectual Property, obtained from another Party or created or generated as a result of the work on the Project, and each Party shall be solely responsible for the health and safety of its own employees, agents and consultants in connection with, and shall bear all risk to its employees, agents and consultants resulting from, their use of instruments and devices delivered or purchased, or possessed or used, and chemicals and other substances possessed or used, pursuant to or in connection with the Project, except to the extent injury or damage is caused by the gross negligence or willful misconduct of a Party. Each Party agrees that it will indemnify and hold the other Parties and their Affiliates harmless from and against any and all liability, damage, loss or expense, including without limitation reasonable attorney's fees and expenses of litigation or arbitration, incurred by or imposed upon any other party or its Affiliates, in connection with any claims, suits, actions, demands or judgments for personal or other injury to any of its employees, agents or consultants, or damage or destruction to property, arising out of or in connection with the performance of the Project, even if arising from the negligence of a Party, except to the extent such claims, suits, actions, demands or judgments result from the gross negligence or willful misconduct of

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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the Party or Affiliate seeking indemnification hereunder. In addition, each
Party hereby releases the other Parties from any claims, including, without limiting the generality of the term "claims," claims for property damage, resulting from the use, and the consequences of use, of tangible or, except as otherwise expressly set forth herein, intangible property such as Intellectual Property, obtained from another Party or created or generated as a result of the work on the Project, except for liabilities and claims resulting from the gross negligence or willful misconduct of a Party. Each Party acknowledges that it is familiar with Section 1542 of the California Civil Code, which reads as follows:

     "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Each Party acknowledges and agrees that it is releasing unknown claims and waives all rights that it has or may have under Civil Code Section 1542 or under any other statute or common law principle of similar effect.

9.2 Indemnity by PRI in connection with Use of Devices and Substances. To the fullest extent permitted by law, except solely with respect to Claims (as defined below) arising from the infringement of intellectual property rights of third parties not constituting or relating to particular applications of HTS Chip Devices or Microfluidic Chips of which PE or ACLARA had actual knowledge and as to which PE or ACLARA breached its warranty set forth in Section 9.3.1 below, PRI agrees to indemnify and hold PE and ACLARA, and their Affiliates, harmless from and against any and all claims, demands, obligations, costs, expenses (including reasonable attorney's fees and expenses) and liabilities (collectively, "Claims") including; without limitation, those arising from violations of local, state, or federal food and drug, environmental, health and safety and other laws, codes and regulations, arising out of the possession by PRI of Prototype HTS Chip Devices, HTS Chip Devices, Commercial Instruments, Microfluidic Chips, or other instruments or components thereof or chemicals or other substances delivered to or used by PRI in connection with the Project, or created or generated by PRI or any of its Affiliates as a result of work performed in connection with the Project, or arising out of the use by PRI or any of its Affiliates of any of the foregoing, including without limitation the loss, operation or failure to operate of any of the foregoing, even if caused in part by the negligence of PE or ACLARA or their Affiliates, as the case may be, except to the extent resulting from the gross negligence or willful misconduct of PE or ACLARA, or their Affiliates, as the case may be.


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
9.3    Patent and Copyright Indemnification.

9.3.1 Neither PRI, PE nor ACLARA warrant the validity or enforceability of any Intellectual Property relating to any products. PE and ACLARA, however, shall each warrant severally, but not jointly and severally, that at the time of delivery to or purchase by PRI of any Prototype HTS Chip Devices, Commercial Instruments or Microfluidic Chips pursuant to this Agreement, PE or ACLARA, as the case may be, shall not have actual knowledge of violation of any patents or patent applications or other intellectual property rights owned by third parties which would prevent PRI from using such products to conduct the assays developed pursuant to the Project, except to the extent PRI is otherwise informed in writing by PE or ACLARA at or prior to the time of such delivery or purchase. PRI agrees to promptly inform PE and ACLARA in writing in the event that it receives actual knowledge of any claim that any such devices or Microfluidic Chips, or the use thereof by PRI, infringes the intellectual property rights of any third party.

9.3.2 PE as to Prototype HTS Chip Devices, HTS Chip Devices excluding Microfluidic Chips and Low Throughput Devices and PE and ACLARA as to Microfluidic Chips, shall have the sole and exclusive right to evaluate any suit, claim or proceeding brought against PRI alleging that any such product obtained or purchased by PRI from PE or ACLARA infringes any Intellectual Property of others with respect to which PE and/or ACLARA breached its warranty set forth in Section 9.3.1 above and to take any and all legal action PE or ACLARA, as the case may be, shall deem appropriate with respect thereto at PE and/or ACLARA's expense. PRI shall have the right to participate and be represented in any such suit by its own counsel at its own expense, but PRI shall not agree to, and neither PE nor ACLARA shall have any liability for, any settlement, compromise or dismissal of such suit, or costs incurred in connection therewith, without PE's or ACLARA's consent, as the case may be, such consent not to be unreasonably withheld or delayed. Should the use of HTS Chip Devices or Microfluidic Chips by PRI be enjoined for reasons other than the use by PRI of any such devices for a particular application of HTS Chip Devices or Microfluidic Chips as to which PRI has afforded PE and ACLARA an indemnity pursuant to Section 9.2 above, or if PE or ACLARA believes that the use of any such products may infringe the Intellectual Property of others, PE may, at its option, require PRI to discontinue the use of the allegedly infringing product and, if the product is a Prototype HTS Chip Device, Commercial Instrument or Microfluidic Chip that has been purchased by PRI for consideration in addition to the consideration provided for in Section 6 of this Agreement, shall either
(i) substitute an equivalent non-infringing product (and PRI shall promptly return the infringing or allegedly infringing product to PE at PE's expense,
(ii) modify the product so that it no longer infringes but remain equivalent,
(iii) obtain for PRI, at PE's own expense for Prototype HTS Chip Devices and Commercial Instruments, and at ACLARA's expense for Microfluidic Chips, the right to continue use of such product, or (iv) refund the purchase price for such product (or repurchase the Prototype HTS Chip Device for $25,000 in the case of a Prototype HTS Chip Device). It is expressly understood and agreed that neither PE nor ACLARA shall have any responsibility or liability for the use by PRI of any such device or Microfluidic Chip for any particular application of HTS Chip Devices or Microfluidic Chips as to which PRI affords PE and ACLARA an indemnity pursuant to Section 9.2 that infringes the Intellectual Property of any third party. The foregoing states the entire liability of PE and ACLARA for Intellectual Property infringement resulting from PRI's ownership, possession or use of Prototype HTS Chip Devices, Commercial Instruments or other HTS Chip Devices and Microfluidic Chips provided pursuant to this Agreement.

     9.3.3 PRI shall promptly in writing notify PE as to Prototype HTS Chip Devices, HTS Chip Devices excluding Microfluidic Chips and Low Throughput Devices, and PE and ACLARA as to Microfluidic Chips, of any suit, claim or proceeding brought against PRI or any of its Affiliates alleging that any such product obtained or purchased by PRI from PE or ACLARA infringes any Intellectual Property of others.

     9.3.4  Neither PE nor ACLARA shall have any obligations to PRI under this
     Section 9 if infringement results from alteration or modification by PRI not expressly authorized in writing by PE and ACLARA of Prototype HTS Chip Devices, Commercial Instruments or other HTS Chip Devices or Microfluidic Chips.

     9.3.5 During the Term of this Agreement and during the Exclusive Right Period, each Party agrees to promptly notify the other Parties in writing in the event such Party receives notice of infringement or misappropriation of any alleged rights asserted by any third party in connection with the ownership, manufacture, sale, importation or use of Prototype HTS Chip Devices, Commercial Instruments or Microfluidic Chips.

10.  Confidentiality.

     10.1 Any proprietary or confidential information or materials belonging to or generated by a Party or data generated by a Party in performing work in connection with the Project ("Disclosing Party") which is furnished or disclosed to or observed by (herein collectively "disclosed") another Party ("Receiving Party") in connection with the Project or negotiations undertaken in connection with this Agreement (hereinafter "Confidential Information") will be maintained by Receiving Party as confidential and held in trust by Receiving Party for the exclusive benefit of Disclosing Party. Such Confidential Information: (a) will be used by the Receiving Party solely for the conduct of the Project and any such negotiations; and
     (b) will not be disclosed by the Receiving Party to anyone except its employees and consultants (and those of Affiliates of PRI, PE and

             ACLARA who are bound by the obligations set forth in this Section 10 or obligations substantively equivalent thereto), on a need-to-know basis, unless previously authorized in writing by the Disclosing Party. The foregoing restrictions on use and disclosure shall not apply to any information which: (i) was known to the Receiving Party prior to its being disclosed hereunder, with such knowledge being obtained without any obligation of confidentiality to the Disclosing Party; (ii) is public knowledge at the time of its being disclosed, or subsequently becomes public knowledge through no act or omission by or on behalf of the Receiving Party; (iii) is lawfully disclosed or made available to the Receiving Party by a third party having no obligation to the Disclosing Party to maintain the confidentiality of such information; or (iv) is disclosed to the extent required by law or legal process, provided that the Receiving Party takes reasonable and lawful actions to avoid or minimize the extent of such disclosure and notifies the Disclosing Party as promptly as feasible of the requirement for such disclosure so that the Disclosing Party may take actions to prevent or minimize the extent of such disclosure. The provisions of this Section 10 shall remain effective for a period of ten (10) years from the termination or expiration of this Agreement and shall survive the termination or expiration of this Agreement.

             10.2 Each Party represents to the others that all of its employees and all of the employees of its Affiliates, and any consultant to such Party or Affiliate, participating in the Project or otherwise having access to any other Party's Confidential Information are bound by written agreements to maintain Confidential Information in confidence and not to use such information except as permitted herein. Each Party agrees to use its best efforts to enforce confidentiality obligations to which its employees and consultants (and those of its Affiliates) are obligated to prevent unauthorized disclosure or use of Confidential Information of another Party hereto.

        11.  Term and Termination.

             11.1 Unless earlier terminated or extended in accordance with the following provisions, the term of the Project shall be the [*] period commencing as of [*] and ending [*], unless extended by written agreement of the Parties. PE and ACLARA shall have the right to extend the term of the Project for up to an aggregate of [*], by giving PRI written notice of their determination to extend the original [*] term of the Project at least fifteen days prior to [*] (the "PE/ACLARA Extension Notice"). Any such PE/ACLARA Extension Notice may be given more than once as long as the aggregate of all extensions is no later than [*]. Each such PE/ACLARA Extension notice will state the date, not later than [*], to which the Term of the Project is extended. If PE and ACLARA do not deliver a Prototype Completion Notice to PRI on or before [*], or, if the Term of the Project has been extended by PE and ACLARA pursuant to


[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

 the proceeding sentence to any date earlier than [*], on or before the end of the extended term of the Project, PRI shall have the right to extend the Term of the Project for a period of up to [*] additional months, but in any event to no later than [*], by delivering written notice (the "PRI Extension Notice") after [*] but before [*] to PE and ACLARA of its election to so extend the Term of the Project, or, if PE and ACLARA have extended the Term of the Project as set forth above, by delivering such PRI Extension Notice to PE and ACLARA at any time prior tot he last day of the extended Term of the Project. In such event, the Term of the Project shall be extended to the earlier of the date that PE and ACLARA deliver the Prototype Completion Notice or the date specified in the PRI Extension Notice, but in no event to later than [*]. During such extended term, PE and ACLARA shall be relieved of their obligation to allocate [*] FTEs to the Project set forth in Section 2.1.4, but rather, during any such extended Term of the Project, shall be required to allocate such reasonable number of FTEs as they feel is necessary to accomplish the Goals of the Project, but not more than [*] FTEs, unless they wish to allocate more in each of their sole discretion. If the Term of the Project has been extended by PRI pursuant to a PRI Extension Notice, but PE and ACLARA have not agreed, on or prior to [*], that the application of the number of months of additional commercially reasonable efforts for which PRI has the right to extend the Term of the Agreement and the application of [*] FTEs of effort with then existing employees of PE and ACLARA is likely to result in the Goals of the Project being achieved during the extended Term of the Project, PRI shall pay PE and ACLARA, at the rates set forth in this Agreement, for [*] of the FTEs expended by PE and ACLARA during any period of the extended Term of the Project occurring on or after [*] and PE and ACLARA shall continue to work on accomplishing the Goals of the Project as set forth in this Agreement. If the Steering Committee has agreed to such matter, PRI shall not be required to so reimburse PE and ACLARA. The question of whether such additional effort is likely to result in the achievement of the Goals of the Project shall be a matter brought before, discussed by and, if possible, determined by the Steering Committee at a meeting that may be called by any Party and that shall be held within the two month period ending on the last day of the Term of the Project. If all three Parties are not unanimous in their determination of such question, or the question has not been decided by the last day of the Term of the Project, the question shall be referred to the General Manager of PE's PerSeptive Biosystems Center of Excellence, the President of ACLARA and the President of the R.W. Johnson Pharmaceutical Research Institute, for resolution. If the matter is not resolved by such individuals by the 10th day after the end of the Term of the Project, PE and ACLARA shall be deemed not to have agreed that the application of such number of months of additional commercially reasonable effort is likely to result in the Goals of the Project being achieved during the extended Term of the Project, and, accordingly, PRI shall be required pay PE and ACLARA [*] of the FTEs expended by PE and ACLARA during any

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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
period of the extended Term of the Project occurring on or after [*], as set forth above.

11.2 If the Term of the Project has been extended pursuant to Section 11.1 above, but the Goals of the Project are not achieved during such extended term, the Parties shall meet promptly after the expiration of the extended Term of the Project to discuss and consider whether they wish to further extend the Term of the Project, whether PRI and/or PE and ACLARA wish to provide further funding therefor, or what other arrangements they may wish to make. No party shall have any obligation beyond those set forth in this Agreement to agree to continue to work or to agree to continue funding, or to agree to any other matter.

11.3 PRI shall have the right to terminate this Agreement on not less than forty five (45) days prior written notice to PE and ACLARA if any Milestone is not achieved prior to the end of the ninety (90) day period following the originally scheduled date for the achievement of the Milestone. Such notice may be given at any time during the period beginning forty five (45) days after the Milestone date in question and ending on the fifteenth day after the end of the last day of the applicable 90 day notice period, unless PE and ACLARA notify PRI in writing that in their opinion the Milestone in question is not likely to be achieved on or before the expiration of such 90 day period, in which case PRI shall be required to give such notice of termination within thirty (30) days after its receipt of such opinion. If PRI does not give such notice of termination during the period set forth in the preceding sentence, PRI shall be deemed to have irrevocably waived its right to give such notice and terminate this Agreement, but only with respect to the Milestone in question, without modifying any other Milestone or date for accomplishing such Milestone.

11.4 Except as otherwise specifically provided in this Agreement, either PRI on the one hand, and PE and ACLARA on the other, may terminate this Agreement upon written notice to the other in the event of any default by the other, which default is not cured within 30 days after receipt of written notice thereof by the non-defaulting Party.

11.5 Either PRI on the one hand, or PE and ACLARA on the other, may terminate this Agreement by written notice to the other Parties in the event that PRI on the one hand, or both PE and ACLARA on the other, file in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Party or of its assets, or if PRI on the one hand, or both PE and ACLARA on the other, propose(s) a written agreement of composition or extension of its debts, or is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition is not dismissed within sixty days after the filing thereof, or if PRI on the one hand, or both PE and ACLARA on the other, propose or is (are) a party to any dissolution or

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

     liquidation, or if PRI on the one hand, or both PE and ACLARA on the other, make an assignment for the benefit of creditors. All rights to Intellectual Property and licenses granted by PE and/or ACLARA under or pursuant to this Agreement are, for all purposes of Section 365(n) of Title 11 of the U.S. Code ("Title 11"), licenses of rights to intellectual property as defined in Title 11. If a case is commenced by or against Licensor under Title 11, then, unless and until this Agreement is rejected as provided in Title 11, Licensor (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a Title 11 trustee) shall either perform all of the obligations provided in this Agreement to be performed by Licensor or provide to the licensed Party (hereinafter referred to as "Licensee") all such intellectual property (including all embodiments thereof) held by Licensor and such successors and assigns to the extent it is reasonably feasible to do so, as Licensee may elect in a written request, immediately upon such request. If a Title 11 case is commenced by or against Licensor, and this Agreement is rejected as provided in Title 11 and Licensee elects to retain its rights hereunder as provided in Title 11, then Licensor (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a Title 11 trustee) shall provide to Licensee all such intellectual property (including all embodiments thereof) held by Licensor and such successors and assigns, to the extent it is feasible to do so, immediately upon Licensee's written request therefor. All rights, powers and remedies of Licensee provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including, without limitation, Title 11) in the event of the commencement of a Title 11 case by or against Licensor. Licensee, in addition to the rights, powers and remedies expressly provided herein, shall be entitled to exercise all other such rights and powers and resort to all other such remedies as may now or hereafter exist at law or in equity (including Title 11) in such event.

     11.6. Upon termination of this Agreement, unless the Parties otherwise agree, all Parties shall be relieved of any further covenants and obligations set forth in this Agreement, provided that termination of this Agreement for any reason shall not relieve either Party from any payment obligation accrued prior to the date of such termination; and further provided that the convents and obligations set forth in the following Sections of this Agreement shall survive in accordance with their respective terms: Sections 7 (but only if this Agreement is terminated by PRI for failure to reach a Milestone), 8.1.1, 8.1.2, 9.1, 9.2, 10, 12, 14 through 19, inclusive, 21, 22, 25, 26, 27, 28 and 31.

12. Relationship of the Parties. The relationship between PRI, PE and ACLARA under this Agreement is that of parties to an arms length negotiated contract and, with respect to the work hereunder, PE and ACLARA each shall be deemed to be an independent contractor. Nothing in this Agreement is intended or is to be construed so as to create between any Party to this Agreement the relationship of partners or joint ventures, or to establish any Party as the employee or agent of any other Party. No Party hereto has any express or implied right or authority under this Agreement to make any statements or commitments of any kind or to assume or to create any obligations on behalf of or in the name of any other Party, or to bind any other Party hereto to any contract, agreement or undertaking with any third party or any other Party hereto.

13. Publicity. The Parties contemplate announcing the execution and delivery of this Agreement shortly after its signing, and may announce or disclose the successful completion of Milestones. However, no Party shall issue any such announcement or any other publicity, news releases or other public announcements, written or oral, whether relating to performance under this Agreement or the existence of any arrangement between the Parties, without consulting with the other Parties to this Agreement and obtaining their prior written approval of such publication, which approval shall not be unreasonably withheld or delayed.

14. No Implied Licenses or Other Intellectual Property Rights. Other than expressly stated herein, no licenses or other intellectual property rights either by estoppel, implication or otherwise, are granted herein.

15. Limitation of Liability. IN NO EVENT SHALL PRI, PE OR ACLARA BE LIABLE, WHETHER IN CONTRACT, TORT, WARRANTY, OR UNDER ANY STATUTE (INCLUDING WITHOUT LIMITATION ANY TRADE PRACTICE, UNFAIR COMPETITION OR OTHER STATUTE OF SIMILAR IMPORT) OR ON ANY OTHER BASIS, FOR, INDIRECT, PUNITIVE, MULTIPLE, INCIDENTAL, EXEMPLARY, CONSEQUENTIAL OR SPECIAL DAMAGES WHATSOEVER, WHETHER OR NOT FORESEEABLE AND WHETHER OR NOT A PARTY IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, INCLUDING, WITHOUT LIMITATION, DAMAGES ARISING FROM OR RELATED TO LOSS OF USE, LOSS OF DATA, FAILURE OR INTERRUPTION IN THE OPERATION OF ANY EQUIPMENT OR SOFTWARE, BUSINESS INTERRUPTION, DELAY IN REPAIR OR REPLACEMENT, FOR LOSS OF REVENUE OR PROFITS, LOSS OF GOODWILL, LOSS OF BUSINESS OR OTHER ECONOMIC LOSS.

16. No Guarantees or Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NO PARTY MAKES ANY REPRESENTATION, WARRANTY OR GUARANTY WITH RESPECT TO ANY TECHNOLOGY, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT NO PARTY MAKES ANY WARRANTY, REPRESENTATION OR GUARANTEE THAT THE GOALS OF THE PROJECT, OR ANY OBJECTIVES OR MILESTONES, WILL BE ACHIEVED. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NEITHER PE NOR ACLARA SHALL HAVE ANY OBLIGATION TO DEVELOP, MARKET OR SELL, OR

USE ANY EFFORTS TO DEVELOP, MARKET OR SELL, COMMERCIAL INSTRUMENTS. THE DECISION AS TO WHETHER TO SEEK TO DEVELOP, MARKET OR SELL COMMERCIAL INSTRUMENTS SHALL
BE IN PE'S AND ACLARA'S SOLE DISCRETION.

17. Several Liability of PE and ACLARA. PE's and ACLARA'S liability to PRI hereunder shall be several, but not joint and several. Each of PE and ACLARA shall be liable, as and to the extent set forth in this Agreement, to PRI for breach of Agreement, but PE shall not be liable or responsible for any breach by ACLARA of any of ACLARA's obligations under this Agreement and ACLARA shall not be responsible or liable for any breach by PE of any of PE's obligations under this Agreement.

18. Other Work. The Parties hereto understand and agree that nothing in this Agreement is intended to preclude any Party from designing, developing, manufacturing or selling, or otherwise dealing with, instruments and devices, including devices for electric field driven fluidics on microchannels, and nothing herein shall be construed as prohibiting, inhibiting or limiting any Party's right to do so or from carrying out such businesses as a Party elects, subject only to the express provisions of this Agreement as to Prototype HTS Chip Devices, Commercial Instruments, Microfluidic Chips and functional equivalents.

19. Prohibition on Hiring. During the Team of the Project and for a period of two years thereafter, neither PRI nor any of its Affiliates, nor PE and ACLARA or any of their respective Affiliates shall, without the employer Party's express written consent, solicit directly or indirectly or hire any person who is or within six months of the date of any solicitation or hiring was an employee of PRI, PE or ACLARA, as the case may be, whether such person is solicited or sought to be hired as an employee, investigator, independent contractor or otherwise.

20. Force Majeure. No Party to this Agreement will be liable for any failure to perform any of its obligations hereunder, except the payment of money, during any period in which such performance is prevented or delayed by fire, flood, war, riot, embargo, organized labor stoppage, earthquake, acts of civil and military authorities or any other acts beyond its reasonable control (collectively, "force majeure"), provided that the Party suffering such delay promptly notifies the other Party of the delay.

21. Expenses. Except for the payments provided for in Section 6 or as otherwise expressly set forth herein, each Party shall bear its own expenses in attending and participating in meetings, and generally in carrying out work on the Project.

22. Severability. If any provisions of this Agreement, or any application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as apply to other persons, places and circumstances shall remain in full force.

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
23. Performance of Work by Affiliates of PE. It is understood and agreement that work performed by PE under this Agreement may be performed by or under the direction of Affiliates if PE, including and in particular PerSeptive Biosystems, Inc., a Center of Excellence of PE.

24.   Low Throughput Devices.

      24.1 ACLARA and PE, or either of them, may proceed with the development, and ultimately the commercialization, of Low Throughput Devices. Without intending to limit any other rights PE and/or ACLARA may have, the Parties agree that PE and/or ACLARA shall be free to do so, without obligation or constraint under this Agreement or the Feasibility Agreements, and that PRI's only rights therein or with respect thereto shall be as set forth in this Paragraph 24. Neither PE nor ACLARA shall have any obligation to develop Low Throughput Devices, and the decision as to whether or not to do so, or to proceed with commercialization, shall be in each of PE's and ACLARA's absolute and sole discretion.

      24.2 If PE and/or ACLARA develop and offer to the public Low Throughput Devices for commercial sale, and if this Agreement is not terminated prior to September 30, 2000, and if the Goals of the Project are not achieved and PRI declines to accept Substitute Prototype Devices in lieu of Prototype HTS Chip Devices as provided in Section 6.4, PRI shall have the following rights with respect to Low Throughput Devices and Microfluidic Chips used therewith:

      (i) By written notice given to PE on or before December 31, 2003, the right to obtain up to [*] Low Throughput Devices [*] PRI (except payment or reimbursement of transportation and insurance, FOB manufacturing facility), and three additional Low Throughput Devices at [*] of PE's Fully Burdened Manufacturing Cost, all such instruments to be in the base form and configuration first announced to the public, exclusive of options and accessories that are offered by PE as optional items. If PRI desires any optional items, it may purchase same at [*] off list price. Each such Low Throughput Devices shall be accompanied and delivered, and accepted by PRI, subject and pursuant to PE's then customary limited warranties and other terms and conditions applicable to the retail sale of commercial Low Throughput Devices. If PE's general terms and conditions of sale for Low Throughput Devices do not include a warranty or other certification or statement as to Year 2000 compliance, delivery of Low Throughput Devices pursuant to this Agreement shall include a Statement of Year 2000 Conformity in the form or substantially in the form of the Statement of Year 2000 Conformity attached as Exhibit 5.4.

      (ii) If PRI has obtained or purchased Low Throughput Devices in exercise of the rights afforded under Subsection (i) of this Section 24.2, the right to purchase

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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
Microfluidic Chips, for use only with the maximum of [*] Low Throughput Devices obtained or purchased in exercise of such rights, during the period beginning with the acquisition of the first such Low Throughput Device and ending [*] for the most Favored Price therefor. In all cases the determination of price shall be made as of the date an order is placed by PRI. Microfluidic Chips purchased pursuant to this Section 24.2(ii) will be purchased by PRI pursuant to a microfluidic chip supply agreement containing the terms set forth above in this
Section 24.2(ii), and other terms and conditions to be negotiated by the Parties.

(iii) If PRI has obtained or purchased Low Throughput Devices in exercise of the rights afforded under Subsection (i) of this Section 24.2, (a) during the period beginning with the acquisition of the first such Low Throughput Device and ending [*], PE and ACLARA shall provide to PRI, at Fully Burdened Manufacturing Cost, support and service on such Low Throughput Devices at least as comprehensive as PE provides to commercial customers of Low Throughout Devices who purchase PE's basic commercial instrument service plan applicable to Low Throughput Devices. During calendar years [*], PRI shall have the right to purchase any service contract on commercial Low Throughput Devices offered generally to the public by PE at a Most Favored Price, for service on any Low Throughput Devices obtained or purchased by PRI in exercise of the rights afforded under Section 24.2(i) above.

(iv) Commercial Low Throughput Devices and Microfluidic Chips furnished or sold to PRI pursuant to this Section 24.2 shall be furnished and sold as set forth in this Section 24, and as set forth Section 5.4 of this Agreement.

(v) Notwithstanding anything contained in this Section 24.2 to the contrary, PRI shall not have a right to purchase Low Throughput Devices or Microfluidic Chips from PE and ACLARA except during periods that such devices and chips are being sold by PE or ACLARA as a commercial product generally available to the public or, as to any particular type of Microfluidic Chips that may be available in inventory, PE and ACLARA have on hand an inventory of such chips not committed to any third party and otherwise available for sale to PRI. PE and ACLARA will notify PRI in writing when Low Throughput Devices and Microfluidic Chips therefor are being sold by PE or ACLARA as a commercial product generally available to the public. PE will be the distributor of such devices and chips to PRI, unless the Parties otherwise agree in writing. PRI will provide PE with reasonably estimated chip requirements with at least six months lead time to the extent feasible. Estimates will be updated quarterly.

24.3 If PE and/or ACLARA develop and offer to the public Low Throughput Devices for commercial sale prior to the end of the Term of the Project, PRI shall have the right to buy [*] Low Throughput Devices at [*] of Fully Burdened Manufacturing Cost, such right to expire on [*]. If PRI

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

      purchases Low Throughput Devices in exercise of the right granted in the preceding sentence, and then obtains the right to acquire Low Throughput Devices pursuant to Section 24.2(i), the number of Low Throughput Devices that PRI has a right to acquire at [*] of Fully Burdened Manufacturing Cost under Section 24.2(i) shall be reduced by the number of Low Through Devices acquired in exercise of the right granted by the preceding sentence.

25. Due Authority and Execution. PE and ACLARA, severally but not jointly and severally, represent and covenant that the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate actin, and that to the best of each of its knowledge and belief, the execution, delivery and performance of this Agreement does not and will not conflict with or contravene any provision of any charter document or by-law, or any other agreement or obligation to which PE or ACLARA, as the case may be, is bound. PRI represents and covenants that the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action, and that to the best of its knowledge and belief the execution, delivery and performance of this Agreement do not and will not conflict with or contravene any provision of any charter document or by-law, or any other agreement or obligation to which PRI is bound.

26. Documentation. At the request of any Party, the other Party or Parties shall execute and deliver such bills of sale, assignments, licenses and other documents as may be necessary to fully vest in the Party entitled thereto all right, title and interest to which it is entitled pursuant to this Agreement.

27.   Dispute Resolution.

      27.1 Steering Committee. If the Steering Committee is unable to come to unanimous agreement on any matter presented to it by a Party which any Party declares and notifies the other Parties in writing is a major matter as to which the Steering Committee as been unable to come to agreement (a "Major Matter Notice"), such matter shall be referred to the General Manage of PE's PerSpective Biosystems Center of Excellence, the President of ACLARA and the President of the R.W. Johnson Pharmaceutical Research Institute, for resolution. If the matter is not resolved by such individuals within fifteen (15) days from the date of the Major Matter Notice, and the Steering Committee had previously taken a position on such matter (such as having approved the Research Plan, Functional Requirements or Project Milestones), the matter shall remain in status quo.

      27.2 Other Controversies and Claims. Any claim arising out of or relating to this Agreement or the validity, enforcement, or breach thereof, shall be first referred to the General Manager of PE's PerSeptive Biosystems Center of Excellence, the President of ACLARA and the President of the R.W. Johnson Pharmaceutical Research Institute, for resolution. If such individuals cannot

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

     resolve the matter by agreement of the Parties within fifteen (15) days of the matter being referred to them by any Party, the controversy or claim may be referred to arbitration upon written request by any Party given to the other Parties, and, if referred to arbitration, settled by arbitration before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then pertaining, except where those rules conflict with this provision, in which case this provision controls. The Parties hereby consent to the jurisdiction of the Federal District Court for the Northern District of California for the enforcement of these provisions and the entry of judgment on any award rendered hereunder. Should such court for any reason lack jurisdiction, any court with jurisdiction may enforce this clause and enter judgment on any award. The arbitrator shall be an attorney specializing in business litigation who has at least 15 years of experience with a law firm of over 25 lawyers or who was a judge of a court of general jurisdiction. The arbitration shall be held in San Francisco, California and the arbitrator shall apply the substantive law of State of California, except that the interpretation and enforcement of this arbitration provision shall be governed by the Federal Arbitration Act. Within 30 days of initiation of arbitration, the Parties shall reach agreement upon and thereafter follow procedures assuring that the arbitration will be concluded and the award rendered within no more than six months from selection of the arbitrator. Failing such agreement, the AAA will designate and the Parties will follow such procedures. Each Party has the right before or during the arbitration to seek and obtain from the appropriate court provisional remedies such as attachment, preliminary injunction, replevin, etc., to avoid irreparable harm, maintain the status quo or preserve the subject matter of the arbitration. THE ARBITRATOR SHALL NOT AWARD ANY PARTY INDIRECT, PUNITIVE, MULTIPLE, INCIDENTAL, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, AND, WITHOUT LIMITING THE GENERALITY OF SECTION 15 OF THIS AGREEMENT, EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO SEEK SUCH DAMAGES.

28. Notices. All notices required to be sent by a Party under this Agreement shall be deemed given: (i) when sent by confirmed facsimile or telecopy; (ii) one business day after being sent by commercial overnight courier with written verification of receipt; or (iii) when received after being mailed, postage prepaid, by certified or registered mail, return receipt requested, to the Party being notified, at the respective addresses set forth in the first paragraph of this Agreement, or at such other address which may hereinafter be designated in writing. All such notices shall be addressed to "President or General Counsel." Fax numbers for notices shall be as follows, unless changed by a Party by written notice:

          PRI       Fax No. 908-704-9468
          PE        Fax No. 508-833-7468
          ACLARA    Fax No. 510-293-1859

      Copies of all notices to PRI shall be sent as provided above to:

      Office of the General Counsel
      Johnson & Johnson
      One Johnson & Johnson Plaza
      New Brunswick, NJ 08933
      Fax No: 732-524-2808

29. Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be an original, but all of which taken together shall constitute one of the same instrument.

30. Waiver. The delay or failure of any Party at any time or times to require performance of any provisions of this Agreement shall in no manner affect the rights at a later time to enforce the same. No waiver by any Party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.



31. No Third Party Beneficiaries. No third party, including any employee or consultant of any Party to this Agreement, shall have or acquire any rights by reason of this Agreement.

32. Miscellaneous. This Agreement sets forth the entire understanding of PE, PRI and ACLARA concerning the subject matter hereof and supersedes any prior or contemporaneous agreements relating thereto, including, without limitation, the Feasibility Agreements. This Agreement may not be amended except by a writing duly signed on behalf of PE, PRI and ACLARA. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns. No Party may assign its rights or obligations hereunder without prior written consent of the other Parties, which consent shall not be unreasonably withheld or delayed. Section and subsection headings are inserted for convenience of reference only and do not form a part of, and shall not be used in the construction or interpretation of, this Agreement. This Agreement shall be governed by the laws of the State of California, U.S.A., without regard to its choice or conflict of law principles.


[Signature page follows.]

IN WITNESS WHEREOF, and intending to be legally bound, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the first date written above.

                                        THE R.W. JOHNSON
                                        PHARMACEUTICAL RESEARCH
                                        INSTITUTE, A DIVISION OF ORTHO-
THE PERKIN-ELMER CORPORATION            McNEIL PHARMACEUTICAL, Inc.
(PE BIOSYSTEMS DIVISION)


By: /s/ [signature illegible]           By: /s/ [signature illegible]
    -----------------------------           ------------------------------
Name: JOSEPH E. MALANDRAKIS             Name:  [Illegible]
      ---------------------------            -----------------------------
Title: Vice President                   Title: President
      ---------------------------             ----------------------------
Date:                                   Date: March 23, 99
     ----------------------------             ----------------------------

ACLARA BIOSCIENCES, INC.


By: /s/ JOSEPH M. LIMBER
    -----------------------------
Name: Joseph M. Limber
      ---------------------------
Title: President, CEO
      ---------------------------
Date:  March 24, 1999
     ----------------------------

                                 EXHIBIT 2.2.1

                CURRENT MOLAR CONSUMPTION OF SCREENING TARGETS,
                       CHEMICAL LIBRARIES AND SUBSTRATES

[*]

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                  EXHIBIT 2.2

                                 RESEARCH PLAN

[*]

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

[*]

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

[*]

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                  EXHIBIT 2.3

                               PROJECT MILESTONES

[*]

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

[*]

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                  EXHIBIT 5.4

                       STATEMENT OF YEAR 2000 CONFORMITY
                        A YEAR 2000 READINESS DISCLOSURE

The (product) has been functionally tested and found to perform successfully in accordance with PE Biosystem's internal quality test plan requirements for Year 2000 compliance which utilize, as their basis, the British Standards Institution's (BSI) DISC PD2000-1(1), A definition of Year 2000 Conformity Requirements, which states, as more fully set forth therein: Year 2000 conformity shall mean that neither performance nor functionality is affected by dates prior to, during and after the year 2000 In particular.

     Rule 1. No value for current date will cause any interruption in operation.

     Rule 2. Date-based functionality must behave consistently for dates prior to, during and after year 2000.

     Rule 3. In all interfaces and data storage, the century in any date must be specified either explicitly or by unambiguous algorithms or inferencing rules.

     Rule 4.   Year 2000 must be recognized as a leap year.

This Year 2000 Readiness Disclosure does not extend to dates beyond the year 2019, is limited to the product listed above, and specifically excludes any Year 2000 related compliance problems which are introduced or caused by (i) any hardware not developed by PE, (ii) any computer BIOS, (iii) any computer operating system, or (iv) any application software not developed by PE Biosystems.

In the event that this Year 2000 Readiness Disclosure is incorrect, PE Biosystems will, at its option, repair or replace any defective components or software, provide conforming software upgrades, notify the customer of a commercially reasonable workaround, or provide a pro-rated refund of the purchase price upon return of the product. The foregoing sets forth the customer's sole and exclusive remedy for any Year 2000 non-conformance. This Year 2000 Readiness Disclosure is subject in all respects to, and is limited by, PE Biosystems' standard product warranties and limitations of remedies and liability as set forth in PE Biosystems' standard terms and conditions of sale.

This Year 2000 Readiness Disclosure is PE Biosystems' sole statement regarding Year 2000 conformance and supercedes and replaces any statement, certification, verification, representation, warranty, or other agreement that is more extensive than, contrary to, or inconsistent with, this statement.


________________
Signature
Title, etc.


(1) DISC PD2000-1, A definition of Year 2000 Conformity Requirements. DISC is a part of the British Standards Institution, BSI, 389 Chiswick High Road, London W4 4AL, United Kingdom.

(2) Perkin-Elmer has defined the Year 2019 as the upper limit for assuring Year 2000 Compliance.